EXECUTION VERSION

CREDIT AGREEMENT
dated as of May 24, 2017
among

THE AES CORPORATION,
as Borrower,

BARCLAYS BANK PLC,
as Agent,

BARCLAYS BANK PLC DEUTSCHE BANK SECURITIES INC.
GOLDMAN SACHS LENDING PARTNERS LLC MIZUHO CORPORATE BANK, LTD.,
as Joint Lead Arrangers and Joint Book Runners, and
BNP PARIBAS
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK HSBC SECURITIES (USA) INC.
SG AMERICAS SECURITIES, LLC EVERCORE GROUP L.L.C.
WOLFE CAPITAL MARKETS AND ADVISORY,
as Co-Managers

THE BANKS LISTED HEREIN

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS
Section 1.01    Definitions    1
Section 1.02    Accounting Terms and Determinations    28
Section 1.03    Types of Borrowing    29
ARTICLE II
THE CREDITS
Section 2.01    Commitment to Lend    29
Section 2.02    Notice of Borrowing    29
Section 2.03    Intentionally Omitted    30
Section 2.04    Evidence of Debt    30
Section 2.05    Maturity of Loans    31
Section 2.06    Interest Rates    31
Section 2.07    Method of Electing Interest Rates    32
Section 2.08    Intentionally Omitted    33
Section 2.09    Intentionally Omitted    33
Section 2.10    Prepayment of the Loans    33
Section 2.11    General Provisions as to Payments    35
Section 2.12    Funding Losses    37
Section 2.13    Computation of Interest and Fees    37
Section 2.14    Intentionally Omitted    37
Section 2.15    Intentionally Omitted    37
Section 2.16    Refinancing Amendments    37
Section 2.17    Increase in Term Loan Commitments    38
ARTICLE III
CONDITIONS
Section 3.01    Closing    40
Section 3.02    Extension of Credit    42
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01    Corporate Existence and Power    42
Section 4.02    Corporate and Governmental Authorization and Filings; No Contravention    42
Section 4.03    Compliance with Laws    43

Section 4.04    Binding Effect    43
Section 4.05    Financial Information    44
Section 4.06    Litigation    44
Section 4.07    Compliance with ERISA    44
Section 4.08    Environmental Matters    44
Section 4.09    Taxes    45
Section 4.10    Material AES Entity    45
Section 4.11    Not an Investment Company    46
Section 4.12    Public Utility Holding Company Act    46
Section 4.13    Full Disclosure    46
Section 4.14    Collateral Documents and Collateral    46
Section 4.15    First Lien Secured Debt    48
Section 4.16    Solvency    48
Section 4.17    Pledged Subsidiaries    48
Section 4.18    Qualified Holding Companies Debt    48
Section 4.19    AML Laws; Anti-Corruption Laws and Sanctions    48
ARTICLE V
COVENANTS
Section 5.01    Information    48
Section 5.02    Payment of Obligations    52
Section 5.03    Maintenance of Property; Insurance    52
Section 5.04    Conduct of Business and Maintenance of Existence    53
Section 5.05    Compliance with Laws    53
Section 5.06    Inspection of Property, Books and Records    53
Section 5.07    Intentionally Omitted    54
Section 5.08    Use of Proceeds    54
Section 5.09    Intentionally Omitted    54
Section 5.10    Negative Pledge    54
Section 5.11    Consolidations and Mergers    54
Section 5.12    MFN Adjustment    55
Section 5.13    Intentionally Omitted    55
Section 5.14    Intentionally Omitted    55
Section 5.15    Amendment to Existing Credit Agreement    55
Section 5.16    As to Existing Credit Agreement    56
Section 5.17    Upstreaming of Net Cash Proceeds by Subsidiaries    56
Section 5.18    Restrictions on Sales and Leasebacks    57
Section 5.19    Intentionally Omitted    57
Section 5.20    Covenant to Give Guarantee or Security    57
Section 5.21    Further Assurances    58

ARTICLE VI
DEFAULTS
Section 6.01    Events of Default    59
Section 6.02    Notice of Default    60
Section 6.03    Application of Proceeds    61
ARTICLE VII
THE AGENT
Section 7.01    Appointment and Authorization    61
Section 7.02    Rights as a Bank    62
Section 7.03    Exculpatory Provisions    62
Section 7.04    Reliance by Agent    63
Section 7.05    Delegation of Duties    63
Section 7.06    Resignation of Agent    63
Section 7.07    Non-Reliance on Agent and Other Banks    64
Section 7.08    No Other Duties, Etc    64
Section 7.09    Agent May File Proofs of Claim    64
Section 7.10    Collateral Matters    65
Section 7.11    Notices; Effectiveness; Electronic Communication    65
ARTICLE VIII
CHANGE IN CIRCUMSTANCES
Section 8.01    Basis for Determining Interest Rate Inadequate or Unfair    68
Section 8.02    Illegality    68
Section 8.03    Increased Cost and Reduced Return    69
Section 8.04    Taxes    70
Section 8.05    Base Rate Loans Substituted for Affected Eurodollar Loans    73
ARTICLE IX INTENTIONALLY OMITTED. ARTICLE X MISCELLANEOUS
Section 10.01 Intentionally Omitted    74
Section 10.02 No Waivers    74
Section 10.03 Expenses; Indemnification; Waiver and Acknowledgment    74
Section 10.04 Sharing of Payments    75
Section 10.05 Amendments and Waivers    76
Section 10.06 Successors and Assigns    77

Section 10.07 No Margin Stock    80
Section 10.08 Governing Law; Submission to Jurisdiction    80
Section 10.09 Release of Collateral    80
Section 10.10 Counterparts; Integration; Effectiveness    81
Section 10.11 Confidentiality    81
Section 10.12 WAIVER OF JURY TRIAL    82
Section 10.13 Severability; Modification to Conform to Law    82
Section 10.14 Judgment Currency    82
Section 10.15 Intentionally Omitted    83
Section 10.16 Replacement of Banks    83
Section 10.17 Permitted Amendments    84
Section 10.18 USA PATRIOT Act    84
Section 10.19 No Advisory or Fiduciary Responsibility    85
Section 10.20 Electronic Execution of Assignments and Certain Other Documents    85
Section 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions    85

Appendix I    –    Initial Term Loan Facility Schedule I    –    Pledged Subsidiaries Schedule II    –    Assigned Agreements Schedule III    –    Non-Pledged Subsidiaries Schedule IV    –    Qualified Holding Companies
Schedule 2.10 –    Discounted Loan Prepayments Schedule 7.11 –    Notices
Exhibit A    –    Form of Term Loan Note Exhibit B        [Reserved]
Exhibit C    –    Form of Term Loan Facility Assignment and Assumption Agreement Exhibit D    –    Acceptance and Prepayment Notice
Exhibit E    –    Discount Range Prepayment Notice Exhibit F    –    Discount Range Prepayment Offer Exhibit G    –    Solicited Discount Prepayment Notice Exhibit H    –    Solicited Discount Prepayment Offer Exhibit I    –    Specified Discount Prepayment Notice Exhibit J    –    Specified Discount Prepayment Response Exhibit K    –    [Reserved]
Exhibit L    –    Form of Amendment to Collateral Trust Agreement

CREDIT AGREEMENT

CREDIT AGREEMENT dated as of May 24, 2017 (as amended, restated, amended and restated or otherwise modified from time to time, this “Agreement”) among THE AES CORPORATION, a Delaware corporation (the “Borrower”), BARCLAYS BANK PLC, as Agent for the Bank Parties (the “Agent”) and each lender from time to time party hereto (collectively, the “Banks” and individually, a “Bank”).

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower has requested that the Banks each make a single Term Loan to the Borrower on the Closing Date in accordance with the terms of this Agreement. The Banks have indicated their willingness to agree to make such Loan, but only on the terms and conditions of this Agreement, including causing the Obligations of the Borrower under the Financing Documents to be secured by the Collateral pursuant to the Collateral Documents.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.

The following terms, as used herein, have the following meanings: “Acceptance Notice” has the meaning set forth in Section 2.10(b)(ii). “Accepting Banks” shall have the meaning set forth in Section 10.17. “Act” shall have the meaning set forth in Section 10.18.
“Additional Collateral Trust Agreement Collateral” means the “Additional Collateral” referred to in the Collateral Trust Agreement.

“Additional Term Loan Bank” means any Eligible Investor that, in any case, is not an existing Bank and that agrees to provide any portion of any (a) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section
2.16    or (b) Commitment Increase pursuant to Section 2.17; provided that each Additional Term Loan Bank (other than any Person that is a Bank, an Affiliate of a Bank or an Approved Fund of a Bank at such time) shall be subject to the approval of the Agent (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Agent under Section 10.06(c) for an assignment of Loans to such Additional Term Loan Bank.

“Adjusted Parent Operating Cash Flow” means, for any period, (i) Parent Operating Cash Flow for such period less (ii) the sum of the following expenses (determined without duplication), in each case to the extent paid by the Borrower during such period in cash and regardless of whether any such amount was accrued during such period:

(A)    income tax expenses of the Borrower and its Subsidiaries (other than income tax expenses of Subsidiaries that are not organized under the laws of the United States or any State thereof); and

(B)    corporate overhead expenses (including rental expense of the Borrower).

For purposes of determining Adjusted Parent Operating Cash Flow for any period, the contribution to Parent Operating Cash Flow for such period from any Subsidiary not organized under the law of the United States or any State thereof shall be reduced (but not below zero) in the amount of any Investment made in such Subsidiary during such period (for the purpose of permitting such Subsidiary to pay income taxes during such period) by the Borrower or any Qualified Holding Company having an interest in such Subsidiary.

“Administrative Questionnaire” means, with respect to each Bank Party, an administrative questionnaire in the form provided by the Agent duly completed by such Bank.

“AES” means The AES Corporation, a Delaware corporation.

“AES Business” means a Power Supply Business or other business owned, operated or managed (including on a joint basis with others), directly or indirectly, by the Borrower.

“AES BVI II” means AES International Holdings II, Ltd., a company organized under the laws of the British Virgin Islands.

“Affiliate” means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a “Controlling Person”), or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person or (iii) as to any Person (other than the Borrower and its Subsidiaries), any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Barclays, in its capacity as Agent for the Bank Parties hereunder, and its successors in such capacity.

“Agent Parties” has the meaning set forth in Section 7.11.

Agreement.

“Agreement” has the meaning set forth in the recital of the parties to this

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Borrower’s Subsidiaries from time to time concerning or relating to anti- money laundering.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or the Borrower’s Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Lending Office” means, with respect to any Bank Party, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurodollar Loans, its Eurodollar Lending Office.

“Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

“Arranger Parties” means, collectively, the Joint Lead Arrangers, the Joint Book Runners and the Co-Syndication Agents.

“Asset Sale” means any sale, lease, transfer or other disposition (including any such transaction effected by way of merger or consolidation or by way of issuance of Equity Interests by a Subsidiary) by the Borrower or any of its Subsidiaries, but excluding any transactions permitted by the provisions of Section 5.18 of the Existing Credit Agreement (as in effect on the date hereof without giving effect to any amendment, waiver or modification after the date hereof as to such Section 5.18 without the consent of the Required Banks) (other than
(x) sales of assets or Equity Interests of, or other Investments in, IPALCO, or any of its Subsidiaries permitted by subsection (iv) thereof and (y) sales of Equity Interests in, or all or substantially all of the assets of, any Material AES Entity); provided that a disposition of such assets not excluded during any fiscal year shall not constitute an Asset Sale unless and until (and only to the extent that) the aggregate Net Cash Proceeds from such disposition, when combined with all other such dispositions previously made during such fiscal year, exceeds $50,000,000.

“Assigned Agreements” has the meaning set forth in Section 4.14(d). “Assignee” has the meaning set forth in Section 10.06(c).
“Assignment and Assumption” means an assignment and assumption agreement substantially in the form of Exhibit C hereto.
“Assumption Agreement” has the meaning set forth in Section 2.17(d)(ii). “Attributable Debt” means the present value (discounted at the rate of 8.00% per annum compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank” has the meaning set forth in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Bank”. For avoidance of doubt, each Additional Term Loan Bank is a Bank to the extent any such Person has executed and delivered an Incremental Amendment, as the case may be, and to the extent such Incremental Amendment shall have become effective in accordance with the terms hereof and thereof, and each Accepting Bank shall continue to be a Bank.

“Bank Party” means any Bank.

“Banks’ Ratable Share” means, in respect of any Net Cash Proceeds, a percentage of the Creditors’ Portion equal to a fraction (x) the numerator of which is the Total Bank Exposure at such time and (y) the denominator of which is the sum of the Total Bank Exposure at such time plus the aggregate principal amount of First Priority Secured Debt.

“Barclays” means Barclays Bank PLC.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) the Eurodollar Rate plus 1.00%. Notwithstanding anything set forth herein, at no time shall the Eurodollar Rate in respect of the Initial Term Loans be deemed to be less than 1.75% per annum.

“Base Rate Borrowing” has the meaning set forth in the definition of “Borrowing” herein.

“Base Rate Loan” means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.07(a) or Article VIII plus the Base Rate Margin.

“Base Rate Margin” means (i) in respect of the Initial Term Loans, a rate per annum equal to 1.00%, (ii) in respect of the Other Term Loans, a rate per annum to be agreed in the applicable Refinancing Amendment and (iii) in respect of the Incremental Term Loan Facility, a rate per annum to be agreed to by the Borrower, the Agent and the Incremental Term Loan Banks.

“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Board of Directors” means the board of directors of the Borrower or (except for the purposes of clause (iii) of the definition of “Change of Control”) any committee of such board duly authorized to act under this Agreement.

Agreement.

“Borrower” has the meaning set forth in the recital of the parties to this

“Borrower Materials” has the meaning set forth in Section 7.11(c).

“Borrowing” means (i) a borrowing hereunder consisting of Initial Term Loans made to the Borrower at the same time by the Initial Term Loan Banks pursuant to Section 2.01,
(ii) a borrowing hereunder consisting of Other Term Loans made to the Borrower at the same time by the Other Term Loan Banks pursuant to Section 2.16, or (iii) a borrowing hereunder consisting of Incremental Term Loans made to the Borrower at the same time by the Incremental Term Loan Banks pursuant to Section 2.17. A Borrowing is a “Base Rate Borrowing” if such Loans are Base Rate Loans or a “Eurodollar Borrowing” if such Loans are Eurodollar Loans.

“Business Day” means either (i) a Domestic Business Day or (ii) a Eurodollar Business Day, as applicable.

“BVI Cayman Pledge Agreement” means the Charge and Assignment dated as of December 12, 2002, made by AES BVI II in favor of the Collateral Trustees and as further amended from time to time.

Agreement.

“BVI Collateral” means the “Collateral” referred to in the BVI Cayman Pledge

“Capital Commitment” means any contractual commitment or obligation under an equity contribution or other agreement the primary purpose of which is for the Borrower to provide to an AES Business a portion of the capital required to finance construction projects, the acquisition of additional assets or capital improvements being undertaken by such AES Business.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participants or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person which is outstanding or issued on or after the date of this Agreement, including, without limitation, all common stock and preferred stock and partnership and joint venture interests of such Person.

“CFC” means any entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code (or any successor provision thereto).

“Change of Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Borrower (determined on a consolidated basis) to any Person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons, (ii) a Person or group (as so defined) of Persons shall have become the beneficial owner of more than 50% of the outstanding Voting Stock of the Borrower, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board of Directors (together with any new director whose election or nomination was approved by a majority of the directors then in office who were either directors at the beginning of such period or who were previously so approved) cease to constitute a majority of the Board of Directors.

2.10(b)(ii).

“Change of Control Prepayment” has the meaning set forth in Section

2.10(b)(ii).

“Change of Control Prepayment Date” has the meaning set forth in Section

2.10(b)(ii).

“Change of Control Prepayment Offer” has the meaning set forth in Section

“Closing Date” means the first date all of the conditions precedent in Article III are satisfied or waived in accordance with Section 10.05. The Closing Date is May 24, 2017.

“Collateral” means the Creditor Group Collateral.

“Collateral Documents” means the Security Agreement, the Collateral Trust Agreement, the BVI Cayman Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Trustees for the benefit of the Secured Holders.

“Collateral Trust Agreement” means the Collateral Trust Agreement dated as of December 12, 2002 made by the grantors thereunder in favor of the Collateral Trustees, as amended by Amendment No. 1 dated as of July 29, 2003, Amendment No. 2 dated as of March 17, 2004, Amendment No. 3 dated as of August 20, 2009 and as further amended from time to time.

Agreement.

“Collateral Trustees” has the meaning as set forth in the Collateral Trust

“Co-Managers” means BNP Paribas, Credit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., SG Americas Securities, LLC, Evercore Group L.L.C. and Wolfe Capital Markets and Advisory.
“Commitment Increase” has the meaning set forth in Section 2.17(a). “Conduit Bank” means any special purpose corporation organized and administered by any Bank for the purpose of making Loans hereunder otherwise required to be made by such Bank and designated by such Bank in a written instrument, subject to the consent of the Agent and the Borrower (which, in each case, shall not be unreasonably withheld or delayed); provided that the designation by any Bank of a Conduit Bank shall not relieve the designating Bank of any of its obligations to fund a Loan under the Agreement if, for any reason, its Conduit Bank fails to fund any such Loan, and the designating Bank (and not the Conduit Bank) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Bank, and provided further that no Conduit Bank shall be entitled to receive any greater amount pursuant to Section 8.03, 8.04 or
10.03 than the designating Bank would have been entitled to receive in respect of the extensions of credit made by such Conduit Bank.

“Consolidated Net Assets” means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shows on the consolidated balance sheet of the Borrower and its Subsidiaries contain in the latest annual report to the stockholders of the Borrower and prepared in accordance with GAAP.

“Consolidated Subsidiary” means, at any date with respect to any Person, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

herein.

“Controlling Person” has the meaning set forth in the definition of “Affiliate”

“Credit Agreement Refinancing Indebtedness” means any Debt incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Term Debt”); provided that (i) such Debt has a later maturity than, and a weighted average life to maturity equal to or greater than, the Term Loans then outstanding, (ii) the terms and conditions of such Debt (except as otherwise provided in clause (i) above and with respect to pricing and optional prepayment or redemption terms but including as to guarantee, security and collateral) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Debt, than those applicable to the Term Loans then outstanding (except for covenants or other provisions applicable only to periods after the latest Termination Date at the time of incurrence of such Debt) (provided that a certificate of a Responsible Officer delivered to the Agent at least five Domestic Business Days prior to the incurrence of such Debt, together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (ii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Agent notifies the Borrower within such five Domestic Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), (iii) such Debt shall not have a greater principal amount than the principal amount of the Refinanced Term Debt plus accrued interest, fees, premiums (if any) and penalties thereupon and reasonable fees and expenses associated with such refinancing and (iv) such Refinanced Term Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Party” has the meaning set forth in Section 8.03.

“Creditor Group Collateral” means the Security Agreement Collateral, the Additional Collateral Trust Agreement Collateral and the BVI Collateral.

“Creditors’ Portion” means, in respect of any Net Cash Proceeds, (i) 60% of such Net Cash Proceeds at any time that the Recourse Debt to Cash Flow Ratio is greater than or equal to 5.0:1.0 or (ii) 50% of such Net Cash Proceeds at any time that the Recourse Debt to Cash Flow Ratio is less than 5.0:1.0, in each case, with the Recourse Debt to Cash Flow Ratio to be determined in the same manner as the calculation required to demonstrate compliance with Section 5.14 of the Existing Credit Agreement.

“Debt” of any Person means at any date, without duplication, (i) all Obligations of such Person for borrowed money; (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all Obligations of such Person as lessee which are capitalized in accordance with GAAP; (v) all Obligations (whether contingent or non-contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, surety or performance bond or similar instrument; (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person; (vii) all Debt of others Guaranteed by such Person and (viii) all Redeemable Stock of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends. For purposes hereof, contingent obligations of the type described in clause (v) of this definition with respect to letters of credit shall not be treated as “Debt” hereunder to the extent that such obligations are cash collateralized. The obligations of the Borrower under any Capital Commitment or under any agreement, in the form of indemnity or contingent equity contribution agreement or otherwise, pursuant to which the Borrower agrees to protect any Person, in whole or in part, from tax liabilities, environmental liabilities, political risks, including currency convertibility and transferability risk and changes in law, or construction cost overruns shall not constitute Debt. For the avoidance of doubt, Qualified Equity-Linked or Hybrid Securities shall not be considered Debt for any purpose of this Agreement (other than for purposes of Section
6.01 hereof).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Bank” means, any Bank that, as reasonably determined by the Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three Domestic Business Days of the date required to be funded by it hereunder, unless the subject of a good-faith dispute, (b) has notified the Agent or the Borrower that it does not intend to comply with its funding obligations generally or has made a public statement to that effect with respect to its funding obligations hereunder or generally, under other agreements in which it commits to extend credit, (c) has failed, within three Domestic Business Days after request by the Agent, to confirm in a manner satisfactory to the Agent that it will comply with its funding obligations hereunder unless the subject of a good-faith dispute, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action. Any determination that a Bank is a Defaulting Bank under clauses (a) through
(d)above will be made by the Agent in its reasonable discretion acting in good faith; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a governmental authority or any instrumentality thereof; provided further that no Initial Term Loan Bank shall be considered a Defaulting Bank in its capacity as an Initial Term Loan Bank. The Agent will promptly send to all parties hereto a copy of any notice to the Agent provided for in this definition.

“Derivatives Obligations” of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, credit derivative transaction, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions; provided that Derivatives Obligations shall not include any obligations of such Person in relation to an equity forward contract, equity or equity index swap or equity or equity index option pertaining, linked or indexed to the common stock of such Person or any affiliate thereof. For purposes of determining the aggregate amount of Derivative Obligations on any date or the Recourse Debt to Cash Flow Ratio on any date, the Derivative Obligations of the applicable Person in respect of any Hedge Agreement shall be the maximum aggregate amount (after giving effect to any netting agreements to the extent such netting agreements are with the same Person to whom any such Derivative Obligations are owed or with Affiliates of such Person) that the applicable Person would be required to pay if such Hedge Agreement were terminated at such time.

“Disclosed Matters” means matters disclosed in any SEC Filings made prior to May 24, 2017 or in written materials sent by or on behalf of the Borrower to all of the Bank Parties prior to May 24, 2017.

“Dollars” or “$” means United States dollars.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Domestic Lending Office” means, as to each Bank Party, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank Party may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b)of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Investor” means any commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act; provided that in any event, “Eligible Assignee” shall include Approved Funds but shall not include any natural person.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof, as in effect from time to time.

“Equity Credit Preferred Securities” means, at any date:

(i)    Debt of the Borrower (A) that is owed to a Special Purpose Financing Subsidiary of the Borrower; (B) that is issued in connection with the issuance by such Special Purpose Financing Subsidiary of Existing Trust Preferred Securities; (C) that is subordinated in right of payment to other Debt of the Borrower of at least the types and to at least the extent as was, on the date of issuance thereof, the Junior Subordinated Debentures issued by AES in connection with the issuance by AES Trust III of its $3.375 Term Convertible Securities, Series C, on October 7, 1999 (or otherwise satisfactory to the Agent); and (D) as to which, at such date, AES has the right to defer the payment of all interest for the period of at least 19 consecutive quarters beginning at such date; and

(ii)    Guarantees by the Borrower of the obligations of the issuer of any Existing Trust Preferred Securities in respect of such Existing Trust Preferred Securities; and

(iii)    Mandatorily convertible securities (such as those known as “DECS” (including tax deductible DECS)) consisting of Debt of the Borrower that is subordinated in right of payment to other Debt of the Borrower of at least the types and to at least the extent as was, on the date of issuance thereof, the Junior Subordinated Debentures issued by the Borrower in connection with the issuance by AES Trust III of its $3.375 Term Convertible Securities, Series C, on October 7, 1999, (or otherwise satisfactory to the

Agent) and which is mandatorily convertible into, or redeemable with the proceeds of, Capital Stock of the Borrower (other than Redeemable Stock).

“Equity Interest” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination; provided that Equity Interest shall not include Trust Preferred Securities (other than the Existing Trust Preferred Securities) or any debt security that constitutes Debt and is convertible into, or exchangeable for, Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Borrower, its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Borrowing” has the meaning set forth in the definition of “Borrowing” herein.

“Eurodollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.
“Eurodollar Default Rate” has the meaning set forth in Section 2.06(c). “Eurodollar Lending Office” means, as to each Bank Party, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank Party as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Agent.

“Eurodollar Loan” means a Loan which bears interest at the Eurodollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election plus the Eurodollar Margin.

“Eurodollar Margin” means (i) in respect of the Initial Term Loans, a rate per annum equal to 2.00%, (ii) in respect of the Other Term Loans, a rate per annum to be agreed in the applicable Refinancing Amendment and (iii) in respect of the Incremental Term Loan Facility, a rate per annum to be agreed to by the Borrower, the Agent and the Incremental Term Loan Banks.

“Eurodollar Rate” means for any Interest Period as to any Eurodollar Loan, (i) the rate per annum determined by the Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Eurodollar Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Eurodollar Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; provided, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the Eurodollar Rate will be deemed to be zero; provided further that at no time shall the Eurodollar Rate in respect of the Initial Term Loans be deemed to be less than 0.75% per annum.

“Event of Default” has the meaning set forth in Section 6.01.

“Existing Credit Agreement” means the Sixth Amended and Restated Credit Agreement dated as of July 26, 2013, among the Borrower, Citicorp USA, Inc., as Agent, the guarantors party thereto and the other lenders party thereto as amended by Amendment No. 1 thereto dated as of May 6, 2016, as amended, amended and restated and replaced from time to time or, if terminated, Existing Credit Agreement shall mean the credit agreement in respect of the Borrower’s then existing revolving credit facility.

“Existing Trust Preferred Securities” means the $3.375 Trust Preferred Securities, Series C issued by AES Trust III on October 7, 1999.

“Extension of Credit” means a Borrowing pursuant to Section 2.01, Section 2.16 or Section 2.17.

“Facilities” means the Initial Term Loan Facility, any Other Term Loan Facility made available to the Borrower pursuant to Section 2.16 and any Incremental Term Loan Facility made available to the Borrower pursuant to Section 2.17.

“FATCA” means (i) Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and (ii) any similar law adopted by any non-U.S. Governmental Authority pursuant to an intergovernmental agreement between such non-U.S. jurisdiction and the United States.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Domestic Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.

“Financing Documents” means this Agreement, the Collateral Documents and the Term Loan Notes.
“Financing Parties” means (i) the Bank Parties hereunder and (ii) the Agent. “First Priority Secured Debt” means Debt of the Borrower secured by a first-priority lien on the Creditor Group Collateral (subject to the limitations set forth in Section 5.10), provided that Debt owed to an Affiliate of the Borrower shall not be First Priority Secured Debt.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans or notes and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount thereof.

“GAAP” has the meaning set forth in Section 1.02. “Grantor” means each of the Borrower and AES BVI II.
“Group of Loans” means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Eurodollar Loans having the same Interest Period at such time; provided that if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article VIII, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or, for the avoidance of doubt, obligations of the Borrower to provide capital to an AES Business under a Capital Commitment. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

“Hedge Agreement” means any contract, instrument or agreement in respect of Derivative Obligations.

“Hybrid Securities” means, with respect to any Person, any perpetual preferred stock that is not Redeemable Stock of such Person and any other securities of such Person that, at the time of issuance, received at least two of the following treatments: (a) ”intermediate equity content” or better equity treatment from Standard & Poor’s Rating Services, (b) ”Basket C Equity Credit” or better equity treatment from Moody’s Investors Service, Inc. and (c) ”Class C- Moderate Equity Content” or better equity treatment from Fitch Ratings; provided that to the extent any such category of a rating agency is no longer in existence, the applicable references in this definition shall be deemed to be a reference to the nearest equivalent category of such rating agency.

“Increase Commitment Date” has the meaning set forth in Section 2.17(b). “Increase Date” has the meaning set forth in Section 2.17(a).
“Incremental Amendment” has the meaning set forth in Section 2.17(b).

“Incremental Term Borrowings” means a borrowing consisting of simultaneous Incremental Term Loans of the same type made by the Incremental Term Loan Banks.

“Incremental Term Loan” means each term loan made by an Incremental Term Loan Bank under the Incremental Term Loan Facility in accordance with the terms of Section 2.17.

“Incremental Term Loan Bank” means each Bank (including any Additional Term Loan Bank) having an Incremental Term Loan.

“Incremental Term Loan Commitment” means, with respect to each Incremental Term Loan Bank, the amount set forth for such Bank in respect of the Incremental Term Loan Facility in the Register maintained by the Agent pursuant to Section 10.06(g).

“Incremental Term Loan Facility” has the meaning set forth in Section 2.17(a).

“Incremental Term Loan Note” means a promissory note of the Borrower to the order of any Incremental Term Loan Bank, in substantially the form of Exhibit A hereto (with such modifications as the Borrower and the Agent may agree are necessary to evidence the terms of the Incremental Term Loan Facility), evidencing the indebtedness of the Borrower to such Bank resulting from the Incremental Term Loan deemed to have been made by such Bank.

“Incremental Term Loan Termination Date” has the meaning set forth in the definition of “Termination Date” herein.

“Indemnitee” has the meaning set forth in Section 10.03(b).

“Initial Term Loan” means each Term Loan made hereunder in accordance with the terms of Section 2.01 and each Initial Term Loan made as a result of a Commitment Increase in accordance with the terms of Section 2.17.

“Initial Term Loan Bank” means each Bank (including any Additional Term Loan Bank) having an Initial Term Loan.

“Initial Term Loan Commitment” means, with respect to each Initial Term Loan Bank, the amount set forth opposite its name on Appendix I hereto or, if such Bank has entered into one or more Assignment and Assumptions or Assumption Agreements or is an Additional Term Loan Bank, the amount set forth for such Bank in respect of the Initial Term Loan Facility in the Register maintained by the Agent pursuant to Section 10.06(g). The total Initial Term Loan Commitments on the Closing Date are $525,000,000.

“Initial Term Loan Facility” means, at any time, the aggregate amount of the Initial Term Loan Banks’ Initial Term Loans at such time.

“Initial Term Loan Note” means a promissory note of the Borrower to the order of any Initial Term Loan Bank, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Bank resulting from the Initial Term Loan deemed to have been made by such Bank.

“Initial Term Loan Termination Date” has the meaning set forth in the definition of “Termination Date” herein.

“Interest Period” means, with respect to each Eurodollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three, six or, with the consent of all affected Banks, twelve months thereafter, as the Borrower may elect in such notice; provided that:

(i)any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

(ii)any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Eurodollar Business Day of a calendar month; and

(iii)(x) with respect to any Initial Term Loans, any Interest Period that would otherwise end after the Initial Term Loan Termination Date shall end on the Initial Term Loan Termination Date, (y) with respect to any Other Term Loans, any Interest Period that would otherwise end after the applicable Other Term Loan Termination Date shall end on the applicable Other Term Loan Termination Date and (z) with respect to any Incremental Term Loans, any Interest Period that would otherwise end after the applicable Incremental Term Loan Termination Date shall end on the applicable Incremental Term Loan Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between:

(a)the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and

(b)the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan,

each as of approximately 11:00 a.m. (London, England time) two Eurdollar Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

“IPALCO” means Ipalco Enterprises, Inc., an Indiana corporation.

“Joint Book Runners” means Barclays, Deutsche Bank Securities Inc., Goldman Sachs Lending Partners LLC and Mizuho Bank, Ltd..

“Joint Lead Arrangers” means Barclays, Deutsche Bank Securities Inc., Goldman Sachs Lending Partners LLC and Mizuho Bank, Ltd..
“LIBO Rate” has the meaning set forth in the definition of “Eurodollar Rate”. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a Term Loan, which may be a Base Rate Loan or a Eurodollar Loan and “Loans” means Term Loans, each of which may be Base Rate Loans or Eurodollar Loans or any combination of the foregoing.

“Material Adverse Effect” means a material adverse effect on (i) the business, consolidated results of operations or consolidated financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or AES BVI II to perform its material obligations under any Financing Document or (iii) the rights of and remedies available to any Bank Party under any Financing Document.

“Material AES Entity” means any Person in which the Borrower has a direct or indirect equity Investment if such Person’s contribution to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower constitutes 20% or more of Parent Operating Cash Flow for such period.

“Material Obligation” means any obligation or liability in an amount equal to or in excess of $100,000,000.

“MFN Adjustment” has the meaning set forth in Section 5.12.

“Minimum CP Rating” means (i) A-1 for Standard & Poor’s Ratings Services;

(ii)	P-1 for Moody’s Investors Service, Inc.; (iii) F-1 for Fitch IBCA, Inc. and (iv) D-1 for Duff
& Phelps Credit Rating Co.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Cash Proceeds” with respect to any Asset Sale, means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the property disposed of in such Asset Sale or received in any other noncash form) therefrom, in each case, net of:

(i)    all legal, title and recording tax expenses, commissions and other customary fees and expenses incurred (including, without limitation, consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof), and all federal, state, provincial, foreign and local taxes payable to the relevant tax authority (x) as a direct consequence of such Asset Sale, (y) as a result of the required repayment of any Debt in any jurisdiction other than the jurisdiction where the property disposed of was located or (z) as a result of any repatriation to the U.S. of any proceeds of such Asset Sale,

(ii)    a reasonable reserve (which reserve if required by the applicable sale agreement, shall be deposited into a third party escrow account with an escrow agent and shall be maintained in such account until such time as the applicable indemnification obligation expires or the amounts on deposit are required to make indemnification payments) for any indemnification payments (fixed and contingent) attributable to seller’s indemnities to the purchaser undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made prior to the Initial Term Loan Termination Date); provided that any amounts in such reserve to the extent not paid to the purchaser as an indemnification payment after the expiration of any applicable time period set forth in the agreements in respect of such Asset Sale shall be treated as “Net Cash Proceeds” for all purposes of this Agreement,

(iii)    all payments made on any Debt which must by its terms or by applicable law be repaid out of the proceeds from such Asset Sale (other than any First Priority Secured Debt), and

(iv)    all required distributions and other required payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

provided that for purposes of determining Net Cash Proceeds received by a Subsidiary required to be applied pursuant to Section 2.10, only that portion of such Net Cash Proceeds received by the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents from such Subsidiary in accordance with Section 5.17 shall be included.

“Non-Consenting Bank” has the meaning set forth in Section 10.16.

“Non-Pledged Subsidiaries” means (i) as of the Closing Date, each of the direct Subsidiaries of the Borrower or of AES BVI II listed on Schedule III or (ii) after the Closing Date, in addition to the “Non-Pledged Subsidiaries” set forth on Schedule III, any newly formed or acquired direct (1) Subsidiary of the Borrower whose aggregate assets have a fair market value not in excess of $3,000,000 and, together with the fair market value of the assets of all Non-Pledged Subsidiaries (other than any Subsidiary which is described in clause (2) below), does not exceed $50,000,000 or (2) Subsidiaries of the Borrower for which a grant or perfection of a Lien on such Subsidiary’s stock would require approvals and consents from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of, such Subsidiary.

“Notice of Borrowing” has the meaning set forth in Section 2.02.
“Notice of Interest Rate Election” has the meaning set forth in Section 2.07(a). “Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such

Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(d) or (e). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Financing Documents include (i) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrower under any Financing Document and (ii) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Bank Party, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Off Balance Sheet Obligation” means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if such Obligations would give rise to a claim against such Person in a proceeding referred to in Section 6.01(d).

“Other Taxes” has the meaning set forth in Section 8.04(b).

“Other Term Commitments” means one or more tranches of commitments in respect of Term Loans hereunder that result from a Refinancing Amendment.

“Other Term Loan Bank” means each Bank (including any Additional Term Loan Bank) having an Other Term Loan.

“Other Term Loan Facility” means, at any time, the aggregate amount of the Other Term Loan Banks’ Other Term Loans at such time.

“Other Term Loan Note” means a promissory note of the Borrower to the order of any Other Term Loan Bank, in substantially the form of Exhibit A hereto (with such modifications as the Borrower and the Agent may agree are necessary to evidence the terms of the Other Term Loan Facility), evidencing the indebtedness of the Borrower to such Bank resulting from the Other Term Loans deemed to have been made by such Bank.

“Other Term Loan Termination Date” has the meaning set forth in the definition of “Termination Date”.

“Other Term Loans” means one or more tranches of Term Loan that result from a Refinancing Amendment.

Bank Party.

“Parent” means, with respect to any Bank Party, any Person controlling such

“Parent Operating Cash Flow” means, for any period, the sum of the following amounts (determined without duplication) as calculated below:

(i)dividends paid to the Borrower by its Subsidiaries during such period;

(ii)	consulting and management fees paid to the Borrower for such period;

(iii)	tax sharing payments made to the Borrower during such period;

(iv)interest and other distributions paid to the Borrower during such period with respect to cash and other Temporary Cash Investments of the Borrower;

(v)cash payments made to the Borrower in respect of foreign exchange Hedge Agreements or other foreign exchange activities entered into by the Borrower on behalf of any of its Subsidiaries; and

(vi)	other cash payments made to the Borrower by its Subsidiaries other than
(A)returns of invested capital; (B) payments of the principal of Debt of any such Subsidiary to the Borrower and (C) payments in an amount equal to the aggregate amount released from debt service reserve accounts upon the issuance of letters of credit for the account of the Borrower and the benefit of the beneficiaries of such accounts.

For purposes of determining Parent Operating Cash Flow:

(1)    the aggregate net cash payments received by a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders as and to the extent required by the Collateral Documents during any period which could have been (without regard for any cash held by such Qualified Holding Company at the beginning of such period), but were not, paid as a dividend to the Borrower during such period due to tax or other cash management considerations may be included in Parent Operating Cash Flow for such period; provided that any amounts so included will not be included in Parent Operating Cash Flow if and when paid to the Borrower in any subsequent period; and

(2)    Net Cash Proceeds from Asset Sales shall not be included in Parent Operating Cash Flow for any period.

“Participant” has the meaning set forth in Section 10.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Amendment” means, one or more amendments providing for an extension of the final maturity date of any Loan and/or any commitment of the Accepting Banks (provided, that such extensions may not result in having more than eight different final maturity dates under this Agreement without the prior written consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed)) and, in connection therewith and subject to the limitations set forth in Section 10.17, any change in the Base Rate Margin and/or Eurodollar Margin and other pricing with respect to the applicable Loans and/or commitments of the Accepting Banks (but not other terms unless applicable after the latest Termination Date of Term Loans then in existence) and the payment of any fees (including prepayment premiums or fees) to the Accepting Banks (such changes and/or payments to be in the form of cash, equity interest or other property as agreed by the Borrower and the Accepting Banks to the extent not prohibited by this Agreement).

“Permitted Business” means, with respect to any Person, (i) a line of business which is substantially the same line of business as one or more of the principal businesses of such Person and its Subsidiaries, (ii) a line of business which is complementary or ancillary to, one or more of the principal businesses of such Person and its Subsidiaries, (iii) any energy business, (iv) any infrastructure business, (v) any power business, (vi) any public utility business,
(vii)the ownership, extraction, processing, transportation, distribution and sales of fossil fuels and derivatives thereof, (viii) any line of business relating or in connection with, climate solutions, carbon offsets, biofuels or battery storage and (ix) any business ancillary, complementary or related to any of the business described in clauses (i) through (viii), including without limitation trading activities.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” shall have the meaning set forth in Section 7.11(c).

“Pledged Subsidiary” means a direct Subsidiary of the Borrower or AES BVI II listed on Schedule I hereto, whose Equity Interests have been pledged to the Collateral Trustees for the benefit of the Secured Holders by the Borrower or AES BVI II, as applicable, pursuant to the Security Agreement or the BVI Cayman Pledge Agreement.

“Power Supply Business” means an electric power or thermal energy generation or cogeneration facility or related facilities, or an electric power transmission, distribution, fuel supply and fuel transportation facilities, or any combination thereof (all subject to relevant security, if any, under related project financing arrangements), together with its or their related power supply, thermal energy and fuel contracts as well as other contractual arrangements with customers, suppliers and contractors.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent).

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution, owned or leased by the Borrower and having a net book value in excess of 2% of Consolidated Net Assets, other than any such building, structure or other facility or portion thereof which is a pollution control facility financed by state or local governmental obligations or which the principal executive officer, president and principal financial officer of the Borrower determine in good faith is not of material importance to the total business conducted or assets owned by the Borrower and its Subsidiaries as an entirety.

“Public Bank” shall have the meaning set forth in Section 7.11(c). “PUHCA” shall have the meaning set forth in Section 4.12.
“Qualified Equity-Linked or Hybrid Securities” means preferred stock, mandatorily convertible debt securities and Hybrid Securities, in each case, that does not constitute Redeemable Stock.

“Qualified Holding Company” means any Wholly-Owned Consolidated Subsidiary of the Borrower that satisfies, and all of whose direct or indirect holding companies (other than the Borrower) are Wholly-Owned Consolidated Subsidiaries of AES that satisfy, the following conditions:

(i)    its direct and indirect interest in any AES Business shall be limited to the ownership of Capital Stock or Debt obligations of a Person with a direct or indirect interest in such AES Business;

(ii)    except as a result of the Financing Documents (and permitted refinancings thereof), no consensual encumbrance or restriction of any kind shall exist on its ability to make payments, distributions, loans, advances or transfers to the Borrower;

(iii)    it shall not have outstanding any Debt other than Guarantees of Debt under, or Liens constituting Debt under, the Financing Documents (and permitted refinancings thereof) and Debt to the Borrower or to other Qualified Holding Companies (other than AES BVI II);

(iv)    it shall engage in no business or other activity, shall enter into no binding agreements and shall incur no obligations (other than agreements with, and obligations to, the Borrower or other Qualified Holding Companies (other than AES BVI II)) other than
(A)the holding of the Capital Stock and Debt obligations permitted under clause (i) above, including entering into retention agreements and subordination agreements relating to such Capital Stock and Debt, (B) the holding of cash received from its Subsidiaries and the investment thereof in Temporary Cash Investments, (C) the payment of dividends and other amounts to the Borrower, (D) ordinary business development activities, (E) the making (but not the entering into binding obligations to make) of Investments in AES Businesses owned by its Subsidiaries, and (F) entering into foreign exchange Hedge Agreements in respect of dividends received or expected to be received from Subsidiaries of such Qualified Holding Company, in a notional amount not to exceed $100,000,000 outstanding at any time for each Qualified Holding Company and for a term of no more than six months from the date the relevant Hedge Agreement is entered into; and

(v)    is listed on Schedule IV hereto (as supplemented from time to time by written notice to the Agent by the Borrower).

December 31.

“Quarterly Payment Date” means each March 31, June 30, September 30 and

“Recourse Debt” means, on any date, the sum of (i) Debt of the Borrower (other than (x) Equity Credit Preferred Securities, (y) Qualified Equity-Linked or Hybrid Securities and
(z)undrawn letters of credit supporting business development activities) plus (ii) Derivative Obligations of the Borrower plus (iii) Off Balance Sheet Obligations of the Borrower, in each case, calculated in accordance with GAAP.

“Recourse Debt to Cash Flow Ratio” means, for any period, the ratio of:

(i)    the sum of the Recourse Debt as of the end of such period to;
(ii)    the Adjusted Parent Operating Cash Flow during such period. “Redeemable Stock” means any class or series of Capital Stock or Hybrid
Securities of any Person that by its terms or otherwise is (i) required to be redeemed prior to the date that is 180 days following the latest Termination Date at the time of its issuance (other than a redemption solely in the form of Capital Stock that does not constitute Redeemable Stock), (ii) redeemable at the option of the holder of such class or series of Capital Stock or Hybrid Securities at any time prior to the date that is 180 days following the latest Termination Date at the time of its issuance or (iii) convertible into or exchangeable for (unless solely at the option of such person) Capital Stock or Hybrid Securities referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the date that is 180 days following the latest Termination Date at the time of its issuance; provided that any Capital Stock or Hybrid Securities that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock or Hybrid Securities upon the occurrence of an “asset sale” or a “change of control” occurring prior to the date that is 180 days following the latest Termination Date at the time of its issuance shall not constitute Redeemable Stock if such Capital Stock or Hybrid Securities specifically provides that such person will not repurchase or redeem any such Capital Stock or Hybrid Securities pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“Refinanced Term Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Agent and the Borrower executed by each of (a) the Borrower, (b) the Agent and (c) each Additional Term Loan Bank and Bank, as the case may be, that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.16.

“Register” has the meaning set forth in Section 10.06(g).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Fund” means with respect to any Bank that is a fund that invests in bank loans or notes, any other fund that invests in commercial loans or notes and is managed or advised by the same investment advisor as such Bank or by an Affiliate of such Bank or such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term Loans with the incurrence by the Borrower of a new or replacement tranche of term loans (including any Credit Agreement Refinancing Indebtedness) incurred for the primary purpose of repaying, refinancing, substituting or replacing the Term Loans and having an effective interest cost or weighted average yield (taking into account original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins as determined by the Agent consistent with generally accepted financial practice based on an assumed four year life to maturity, and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Agent on the same basis) of the Term Loans being repaid, refinanced, substituted or replaced, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term Loans.

“Required Banks” means, at any time, Bank Parties owed or holding more than 50% in interest of the aggregate principal amount of the Term Loans and unused Term Loan Commitments outstanding at such time; provided that the unused Term Loan Commitments of any Defaulting Bank shall be disregarded in the determination of the Required Banks at any time.

“Responsible Officer” means any duly authorized officer of the Borrower or any of its Subsidiaries.

“Sanctioned Country” means at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (currently, Crimea, Cuba, Iran, North Korea, Sudan, and Syria).

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State), the United Nations Security Council, the European Union or Her Majesty’s Treasury, (b) any Person located, organized or resident in, or any Governmental Entity or governmental instrumentality of, a Sanctioned Country or (c) any Person 50% or more directly or indirectly owned by any Person described in clause (a) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the
U.S. government, including those administered by the Office of Foreign Assets Control of the
U.S.    Department of the Treasury or the U.S. Department of State (b) the United Nations Security Council; (c) the European Union; or (d) Her Majesty’s Treasury.

“SEC Filings” means public filings made by the Borrower with the Securities and Exchange Commission on Form 8-K, Form 10-Q or Form 10-K, and any filed amendments to any of the foregoing.

“Secured Debt Limit” means, with respect to the sum of the aggregate principal amount of Debt described in Section 5.10(a) and Section 5.10(b), an amount equal to
$3,000,000,000; provided that any Liens on the Creditor Group Collateral securing Debt of the Borrower that is junior and second-priority to the First Priority Secured Debt shall not constitute Debt that is limited by Section 5.10(b) so long as any such second-priority Liens shall be subject to an intercreditor agreement reasonably satisfactory to the Borrower and Agent.

“Secured Holders” has the meaning set forth in the Collateral Trust Agreement.

Agreement.

“Secured Obligations” has the meaning set forth in the Collateral Trust

“Security Agreement” means the Security Agreement dated as of December 12, 2002 made by the grantors thereunder in favor of the Collateral Trustees, as amended by Amendment No. 1 dated as of July 29, 2003 and as further amended from time to time.

“Security Agreement Collateral” means the “Collateral” referred to in the Security Agreement.

“Shared Collateral Documents” means the Security Agreement, the Collateral Trust Agreement, the BVI Cayman Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Trustees for the Secured Holders.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Financing Subsidiary” means a Consolidated Subsidiary that has no direct or indirect interest in a Power Supply Business or other AES Business and was formed solely for the purpose of issuing Trust Preferred Securities.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Supermajority Banks” means, at any time, Bank Parties owed or holding at least a 66 2/3% interest of the aggregate principal amount of Term Loans and unused Term Loan Commitments outstanding at such time; provided that the unused Term Loan Commitments of any Defaulting Bank shall be disregarded in the determination of the Supermajority Banks at any time.

“Taxes” has the meaning set forth in Section 8.04(a).

“Temporary Cash Investment” means any Investment (having a maturity of not greater than 60 days from the date of issuance thereof) in (A)(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof; (ii) commercial paper rated at least the Minimum CP Rating by any two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., provided that one of such two Minimum CP Ratings is by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.; (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000; (iv) medium term notes, auction rate preferred stock, asset backed securities, bonds, notes and letter of credit supported instruments, issued by any entity organized under the laws of the United States, or any state or municipality of the United States and rated in any of the three highest rated categories by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.; (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; (vi) Eurodollar certificates of deposit issued by any bank or trust company which has capital and unimpaired surplus of not less than $500,000,000 or (vii) with respect to a Subsidiary, any category of investment designated as permissible investments under such Subsidiary’s loan documentation; provided that in each case (except clause (vii)) that such Investment matures within 15 months from the date of acquisition thereof by the Borrower or a Subsidiary and (B) registered investment companies that are “money market funds” within the meaning of Rule 2a-7 under the Investment Company Act of 1940.

“Term Borrowings” means a borrowing consisting of simultaneous Term Loans of the same type made by the appropriate Term Loan Banks.

“Term Loan” means each Initial Term Loan, each Other Term Loan and each Incremental Term Loan.

“Term Loan Bank” means each Initial Term Loan Bank, each Other Term Loan Bank and each Incremental Term Loan Bank.

“Term Loan Commitments” means the Initial Term Loan Commitments of the Initial Term Loan Banks at such time, the Other Term Loan Commitments of the Other Term Loan Banks at such time and the Incremental Term Loan Commitments of the Incremental Term Loan Banks at such time.

“Term Loan Facilities” means the Initial Term Loan Facility, the Other Term Loan Facility and the Incremental Term Loan Facility.

“Term Loan Notes” means the Initial Term Loan Notes, the Other Term Loan Notes and the Incremental Term Loan Notes.

“Termination Date” means (i) the fifth anniversary of the Closing Date, in the case of the Initial Term Loan Facility (the “Initial Term Loan Termination Date”), (ii) the date agreed to by the Borrower, the Agent and the Incremental Term Loan Banks in the case of any Incremental Term Loan Facility (the “Incremental Term Loan Termination Date”) and (iii) the final maturity date as specified in the applicable Refinancing Amendment in the case of any Other Term Loans (the “Other Term Loan Termination Date”) ; provided, in each case, that if the applicable Termination Date occurs on a day that is not a Eurodollar Business Day, such Termination Date shall occur on the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Termination Date shall be the next preceding Eurodollar Business Day.

“Total Bank Exposure” at any time means the sum of the aggregate principal amount of the Loans outstanding at such time.

“Total Term Loan Commitments” means at any time in respect of a Term Loan Bank the sum of such Term Loan Bank’s Initial Term Loan Commitment at such time plus such Term Loan Bank’s Incremental Term Loan Commitment and Other Term Loan Commitment at such time.

“Trust Preferred Securities” means, at any date:

(i)    any Existing Trust Preferred Securities, and

(ii)    any other equity interests in a Special Purpose Financing Subsidiary of AES (such as those known as “TECONS”, “MIPS” or “RHINOS”): (I) that are not (A) required to be redeemed or redeemable at the option of the holder thereof prior to the fifth anniversary of the latest Termination Date at the time of issuance or (B) convertible into or exchangeable for (unless solely at the option of AES) equity interests referred to in clause (A) above or Debt having a scheduled maturity, or requiring any repayments or prepayments of principal or any sinking fund or similar payments in respect of principal or providing for any such repayment, prepayment, sinking fund or other payment at the option of the holder thereof prior to the fifth anniversary of the latest Termination Date at the time of issuance and (II) as to which, at such date, AES has the right to defer the payment of all dividends and other distributions in respect thereof for the period of at least 19 consecutive quarters beginning at such date.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person or other Persons performing similar functions.

“Wholly-Owned Consolidated Subsidiary” means any Consolidated Subsidiary all of the shares of Capital Stock or other ownership interests of which (except directors’ qualifying shares and shares owned by foreign nationals mandated by applicable law) are at the time directly or indirectly owned by AES.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02    Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks (“GAAP”); provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any calculation of the “Recourse Debt to Cash Flow Ratio” to eliminate the effect of any change in GAAP on the operation of such calculation (or if the Agent notifies the Borrower that the Required Banks wish to amend such calculation for such purpose), then the Borrower’s compliance with such calculation shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such calculation is amended in a manner satisfactory to the Borrower and the Required Banks.

Section 1.03    Types of Borrowing.

The term “Borrowing” denotes (a) the aggregation of Loans made (or deemed to have been made) or to be made to the Borrower by one or more Banks pursuant to Article II on the same day, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same initial Interest Period or (b) if the context so requires, the borrowing of such Loans. Borrowings are classified for purposes hereof by reference to the pricing of Loans comprising such Borrowing (e.g., a “Eurodollar Borrowing” is a Borrowing comprised of Eurodollar Loans). It is understood and agreed that all Borrowings will be made in Dollars.

ARTICLE II

THE CREDITS

Section 2.01    Commitment to Lend.

(a)    Subject to the terms and conditions set forth herein, each Bank severally agrees to make a single Initial Term Loan to the Borrower on the Closing Date in a principal amount equal to 99.875% of such Bank’s Initial Term Loan Commitment under the Initial Term Loan Facility; provided that the principal amount of Initial Term Loans deemed to have been made hereunder shall be an amount equal to 100% of the Initial Term Loan Commitments. The Borrowing of Initial Term Loans shall consist of Initial Term Loans made simultaneously by the Banks in accordance with their respective Initial Term Loan Commitments. The Term Loans are not revolving in nature, and amounts repaid or prepaid in respect thereof may not be reborrowed.

Section 2.02    Notice of Borrowing.

(a)The Borrower shall give the Agent notice (a “Notice of Borrowing”) not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the first Eurodollar Business Day before each Eurodollar Borrowing, specifying:

(i)the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

(ii)	the aggregate amount of such Borrowing;

(iii)whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or the Eurodollar Rate; and

(iv)in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of “Interest Period.”

(b)Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(c)Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 7.11. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower requesting such Borrowing at the Agent’s aforesaid address.

(d)	[Reserved.]

(e)Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank’s share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (c) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

Section 2.03    Intentionally Omitted.

Section 2.04    Evidence of Debt.

(a)Each Bank Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank Party resulting from each Loan owing to such Bank Party from time to time, including the amounts of principal and interest payable and paid to such Bank Party from time to time hereunder. The Borrower agrees that upon notice by any Bank Party to the Borrower (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Bank Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Loans owing to, or to be made by, such Bank Party, the Borrower shall promptly execute and deliver to such Bank Party, with a copy to the Agent, a Term Loan Note in substantially the form of Exhibit A hereto, payable to the order of such Bank Party in a principal amount equal to the Loans owing to, or to be made by, such Bank Party. All references to Term Loan Notes in the Financing Documents shall mean Term Loan Notes, if any, issued hereunder.

(b)The Register maintained by the Agent pursuant to Section 10.06(g) shall include a control account, and a subsidiary account for each Bank Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Loan made hereunder (or deemed to be made hereunder), whether such Loan bears interest at the Base Rate or the Eurodollar Rate, and, if appropriate, the Interest Period applicable thereto; (ii) the terms of each

Assignment and Assumption delivered to and accepted by it; (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank Party hereunder; and (iv) the amount of any sums received by the Agent from the Borrower hereunder and each Bank Party’s share thereof.

(c)Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Bank Party in its account or accounts pursuant to subsection
(a)above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Bank Party and, in the case of such account or accounts, such Bank Party, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Bank Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts, shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

Section 2.05    Maturity of Loans.

(a)    The Borrower shall repay the Initial Term Loans (i) on each Quarterly Payment Date beginning on June 30, 2017 and prior to the Initial Term Loan Termination Date in an aggregate principal amount equal to 0.25% of the initial principal amount of the Initial Term Loans and (ii) on the Initial Term Loan Termination Date in an aggregate principal amount equal to the principal amount of Initial Term Loans then outstanding (together with interest accrued thereon).

(b)    Each Other Term Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the Other Term Loan Termination Date in respect of such Other Term Loan Facility.

(c)    Each Incremental Term Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the Incremental Term Loan Termination Date in respect of such Incremental Term Loan Facility.

Section 2.06    Interest Rates.

(a)Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate Margin applicable to such Loan plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date.

(b)Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Margin applicable to such Loan for such day plus the Eurodollar Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

(c)Upon the occurrence and during the continuance of an Event of Default described in Section 6.01(a) or an Event of Default described in Section 6.01(d) or 6.01(e) with respect to the Borrower, the Borrower shall pay interest on (x) (i) the outstanding principal amount of each Base Rate Loan owing to each Bank Party, payable on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Base Rate Loan pursuant to Section 2.06(a) above and (ii) to the fullest extent permitted by law, the amount of any interest that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal to 2% per annum above the rate per annum required to be paid on the Base Rate Loans on which such interest has accrued pursuant to Section 2.06(a) above and (y)(i) the outstanding principal amount of each Eurodollar Loan owing to each Bank Party payable on demand, at a rate per annum equal at all times to a rate per annum equal to the sum of 2% plus the Eurodollar Margin applicable to such Loan plus the Eurodollar Rate applicable to such Eurodollar Loan (the “Eurodollar Default Rate”) and (ii) to the fullest extent permitted by law, the amount of any interest that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal to the Eurodollar Default Rate for the Eurodollar Loans on which such interest has accrued pursuant to Section 2.06(b) above.

(d)The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

Section 2.07    Method of Electing Interest Rates.

(a)The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.07(d) and the provisions of Article VIII), as follows:

(i)if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Eurodollar Loans as of any Eurodollar Business Day;

(ii)if such Loans are Eurodollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or elect to continue such Loans as Eurodollar Loans for an additional Interest Period, subject to Section 2.12 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Agent not later than 11:00 A.M. (New York City time) on the third Eurodollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group of Loans and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least
$5,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Loans consisting of all Eurodollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

(b)	Each Notice of Interest Rate Election shall specify:

(i)the Group of Loans (or portion thereof) to which such notice applies;

(ii)the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a) above;

(iii)if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv)if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

(c)Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.07(a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

(d)The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Eurodollar Loans if (i) the aggregate principal amount of any Group of Loans consisting of all Eurodollar Loans created or continued as a result of such election would be less than $5,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

(e)If any Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

(f)After giving effect to all Borrowings and all conversions of Loans from Base Rate Loans to Eurodollar Loans, there shall not be more than five Interest Periods in effect at any time.

Section 2.08    Intentionally Omitted.

Section 2.09    Intentionally Omitted.

Section 2.10    Prepayment of the Loans.

(a)Optional. (i) Subject in the case of any Eurodollar Loans to Section 2.12, the Borrower may, upon at least one Domestic Business Day’s notice to the Agent, prepay any Loans that bear interest at the Base Rate or upon at least three Eurodollar Business Days’ notice to the Agent, prepay any Eurodollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger integral multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided, that in the event that, on or prior to the six-month anniversary of the

Closing Date, the Borrower (x) makes any prepayment of Initial Term Loans in connection with any Repricing Transaction or (y) effects any amendment to this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Agent, for the ratable account of each of the applicable Banks, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (II) in the case of clause (y), an amount equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment that were repriced pursuant to such amendment. If, on or prior to the six-month anniversary of the Closing Date, any Bank that is a Non-Consenting Bank and is replaced pursuant to Section 10.16(iii) in connection with any amendment to this Agreement resulting in a Repricing Transaction, such Term Lender (and not any Person who replaces such Term Lender pursuant to Section 10.16(iii)) shall receive its pro rata portion of the premium described in the preceding sentence. Upon receipt of a notice of prepayment pursuant to this Section 2.10(a)(i), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

(ii)    Notwithstanding anything in any Financing Document to the contrary, the Borrower may, pursuant to the procedures and in the manner set forth on Schedule 2.10, make an offer to prepay outstanding Loans at a discount to par and make a prepayment with respect to such Loans; provided that, both at the time of any such offer and at the time of any such prepayment, no Default or Event of Default has occurred and is continuing or would result therefrom. Upon the completion of any prepayment made in connection with a transaction pursuant to this Section 2.10(a)(ii) and Schedule 2.10, the Loans subject to such prepayment shall be deemed satisfied and of no further force and effect.

(b)Mandatory. (i) The Borrower shall, on the third Domestic Business Day following the receipt by the Borrower after the Closing Date of Net Cash Proceeds from any Asset Sales consisting of (i) sales of assets or Equity Interests of, or other Investments in, IPALCO or any of its Subsidiaries or (ii) any other Asset Sales, if any, the Net Cash Proceeds of which are required to be used to make a prepayment pursuant to Section 2.10(b) of the Existing Credit Agreement, offer to prepay, on a pro rata basis, an aggregate principal amount of the Term Loans in an amount equal to the Banks’ Ratable Share of such Net Cash Proceeds and the Term Loan Banks shall have the option to accept or refuse such prepayment in accordance with the provisions set forth in Section 2.10(c).

(ii)Upon a Change of Control, the Borrower shall make an offer to prepay (a “Change of Control Prepayment”) the entire principal amount of the Term Loans (the “Change of Control Prepayment Offer”) at 101% of the aggregate principal amount thereof and the Borrower shall notify the Agent in writing of the Change of Control Prepayment Offer in writing within 30 days after the date of such Change of Control. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment and include the payment date (which shall be no earlier than 30 days nor later than 60 days from the date of the Change of Control Prepayment Offer) (the “Change of Control Prepayment Date”). The Agent will promptly notify each Bank of the contents of any such prepayment notice and of such Bank’s pro rata share of the prepayment. Any Bank may elect, by delivering a written notice (an “Acceptance Notice”) no later than three Domestic Business Days prior to the Change of Control Prepayment Date, that any Change of Control Prepayment be made with respect to all or any portion of the Term Loans held by such Bank pursuant to this Section 2.10(b)(ii). If a Bank fails to deliver an Acceptance Notice within the time frame specified above, any such failure will be deemed a rejection of the Change of Control Prepayment Offer as to all outstanding Term Loans of such Bank.

(c)Term Loan Opt-Out. With respect to any prepayment of a Term Loan Facility pursuant to Section 2.10(b)(i) above, the Borrower shall notify the Agent by 12:00 Noon (New York City time) on or before the third Domestic Business Day after the Borrower is in receipt of the applicable Net Cash Proceeds of the receipt of such Net Cash Proceeds and its offer to prepay the Term Loans on the fourth Domestic Business Day following receipt of such notice by the Agent. The Agent shall then notify each of the Term Loan Banks of such offer. Each Term Loan Bank, at its option, may elect not to accept such prepayment. Any Term Loan Bank declining such prepayment shall give written notice to the Agent by 12:00 Noon (New York City time) on the third Domestic Business Day immediately following the date the Term Loan Banks receive notice of such prepayment. If a Term Loan Bank fails to give notice by 12:00 Noon (New York City time) as set forth in the immediately preceding sentence, such Term Loan Bank shall be deemed to have accepted the offer. Any amounts that would otherwise have been applied to prepay such declining Term Loan Bank shall instead be retained by the Borrower.

(d)Any prepayment of Term Loans pursuant to this Section 2.10 shall be applied to the remaining scheduled installments of the Term Loans as directed by the Borrower.

Section 2.11    General Provisions as to Payments.

(a)The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, without set-off, counterclaim or other deduction, to the Agent at its address referred to in Section 7.11. The Agent will promptly distribute to each Bank Party (subject to clause (c) below) its ratable share of each such payment received by the Agent for the account of the Bank Parties. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Bank Parties hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank Party on such due date an amount equal to the amount then due such Bank Party. If and to the extent that the Borrower shall not have so made such payment, each Bank Party shall repay to the Agent forthwith on demand such amount distributed to such Bank Party together with interest thereon, for each day from the date such amount is distributed to such Bank Party until the date such Bank Party repays such amount to the Agent, at the Federal Funds Rate.

(c)Any payment of principal, interest, fees or other amounts received by the Agent under this Agreement for the account of a Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Agent by that Defaulting Bank pursuant to clause (d) of this Section 2.11), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Bank to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Bank to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; and sixth, to that Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Bank has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Bank. Promptly (x) upon a Bank ceasing to be a Defaulting Bank or (y) following termination of this Agreement and the payment of all amounts owed under this Agreement (other than unasserted contingent obligations which by their terms survive the termination of this Agreement), all amounts, if any, held in a segregated account pursuant to this Section 2.11(c) shall be returned to such Bank or Defaulting Bank, as applicable.

(d)In the event that any Defaulting Bank shall exercise any right of setoff in respect of the Obligations owing to such Defaulting Bank under this Agreement, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.11(c) and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Agent and the Banks, and (y) the Defaulting Bank shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Bank as to which it exercised such right of setoff.

(e)The obligations of the Banks hereunder to make Loans and to make payments pursuant to Section 10.03(d) are several and not joint. The failure of any Bank to make any Loan or payment pursuant to Section 10.03(d) on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to make its Loan or payment under Section 10.03(d).

Section 2.12    Funding Losses.

If the Borrower makes any payment of principal with respect to any Eurodollar Loan or any Eurodollar Loan is converted to a Base Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c), or if the Borrower fails to borrow, prepay, convert or continue any Eurodollar Loans after notice has been given to any Bank Party in accordance with Section 2.02(b), 2.07(c) or 2.10(a), the Borrower shall reimburse each Bank Party within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank Party shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.13    Computation of Interest and Fees.

Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.14    Intentionally Omitted.

Section 2.15    Intentionally Omitted.

Section 2.16    Refinancing Amendments.

(a)    At any time after the Closing Date, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, subject to the provisions of Section 2.10(a)(i), the Borrower may obtain, from any existing Bank or any Additional Term Loan Bank, Credit Agreement Refinancing Indebtedness in the form of Other Term Loans or Other Term Commitments in respect of all or any portion of the Term Loans then outstanding under this Agreement (which will be deemed to include any then-outstanding Other Term Loans) pursuant to a Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to, to the extent reasonably requested by the Agent, receipt by the Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 3.01. Each tranche of Credit Agreement Refinancing Indebtedness incurred under this Section 2.16 shall be in an aggregate principal amount that is (x) not less than $100,000,000 and (y) an integral multiple of $1,000,000 in excess thereof. The Agent shall promptly notify each Bank as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto. Any Refinancing Amendment may, without the consent of any other Banks, effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower, to effect the provisions of this Section. This Section 2.16 shall supersede any provisions in Section 10.04 or Section 10.05 to the contrary.

Section 2.17    Increase in Term Loan Commitments.

(a)The Borrower may, at any time and from time to time, by notice to the Agent, request the addition of one or more new term loan facilities (each, an “Incremental Term Loan Facility”) or one or more increases in the commitments under a Term Loan Facility existing at the time of such request (each such Incremental Term Loan Facility or increase in commitments under a pre-existing Term Loan Facility, a “Commitment Increase”), to be effective as of a date (each, an “Increase Date”) as specified in the related notice to the Agent; provided, however, that (i) in no event after giving effect to the funding of any such Commitment Increase shall the aggregate amount of all Commitment Increases incurred hereunder, exceed
$1,000,000,000, (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section 3.02 (with each reference to the “Initial Term Loan” therein to be deemed an reference to the Incremental Term Loans to be incurred pursuant to this Section 2.17) and in this Section 2.17 shall be satisfied and
(iii)if the request is for an Incremental Term Loan Facility, such Incremental Term Loan Facility shall contain such other terms as may be agreed by the Borrower, the Agent and the Incremental Term Loan Banks; provided that (A) the final scheduled maturity date of the Incremental Term Loan Facility shall in no event be prior to the Initial Term Loan Termination Date, (B) no Bank shall have any obligation to participate in any Incremental Term Loan Facility or any Commitment Increase, (C) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the weighted average life to maturity of the then-outstanding Initial Term Loans and (D) if applicable, the MFN Adjustment shall apply.

(b)Each notice from the Borrower pursuant to this Section shall set forth the requested amount of such Commitment Increase and, solely with respect to a notice requesting an Incremental Term Loan Facility, the proposed terms of the relevant Incremental Term Loan Facility. Loans made pursuant to any Commitment Increase may be made by any existing Bank (it being understood that no existing Bank will have an obligation to participate in any Commitment Increase) or by any Additional Term Loan Bank.

(c)Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Financing Documents, executed by the Borrower, each Bank agreeing to provide such Commitment, if any, each Additional Term Loan Bank, if any, and the Agent. The Incremental Amendment may, without the consent of any other Banks, effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower, to effect the provisions of this Section 2.17. The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Term Loan, the Borrowing under) any Incremental Amendment shall be subject to the satisfaction on the Increase Date of such conditions as the parties thereto shall agree (in addition to those set forth in this Section 2.17). The Borrower shall use the proceeds of Incremental Term Loans for any purpose not prohibited by this Agreement.

(d)On the applicable Increase Date, each Additional Term Loan Bank that accepts an offer to participate in a requested Commitment Increase shall become a Bank party to this Agreement as of the applicable Increase Date, and the Initial Term Loan Commitment or the Incremental Term Loan Commitment, as the case may be, of each Initial Term Loan Bank participating in such Commitment Increase shall be so increased by such amount (or by the amount allocated to such Initial Term Loan Bank as of the date of such Commitment Increase; provided, however, that the Agent shall have received on or before the applicable Increase Date the following, each dated such date:

(i)(A) certified copies of resolutions of the Board of Directors (or a committee thereof) of the Borrower approving the applicable Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower (which may be an opinion of in-house counsel), each in form and substance reasonably satisfactory to the Agent;

(ii)an assumption agreement from each Additional Term Loan Bank, if any, in form and substance satisfactory to the Borrower and the Agent (each an “Assumption Agreement”), duly executed by such Additional Term Loan Bank, the Agent and the Borrower; and

(iii)confirmation from each Initial Term Loan Bank of the increase in the amount of its Initial Term Loan Commitment or Incremental Term Loan Commitment, as the case may be, in a writing satisfactory to the Borrower and the Agent.

On the applicable Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d) and the conditions set forth in Section 3.02, (x) the Agent shall notify the Initial Term Loan Banks and the Additional Term Loan Banks participating in such Commitment Increase and the Borrower, on or before 11:00 A.M. (New York City time), by telecopier or telex, of the occurrence of the applicable Commitment Increase to be effected on the related Increase Date, (y) each Initial Term Loan Bank participating in such Commitment Increase and each Additional Term Loan Bank participating in such Commitment Increase shall make a single advance to the Borrower in an amount equal to its agreed commitment in respect of the Commitment Increase; provided that after taking into account such advance, the aggregate principal amount of the Term Loans of each such participating Term Loan Bank shall not exceed such Term Loan Bank’s Total Term Loan Commitments and (z) the Agent shall record in the Register maintained by the Agent pursuant to Section 10.06(g) the relevant information with respect to each Initial Term Loan Bank and each Additional Term Loan Bank participating in such Commitment Increase on such date. This Section 2.17 shall supersede any provisions in Section 10.04 or Section 10.05 to the contrary.

ARTICLE III

CONDITIONS

Section 3.01    Closing.

The obligation of each Bank to make Initial Term Loans on the Closing Date is subject to the satisfaction (or waiver) of the following conditions precedent:

(a)The Borrower shall have paid all accrued fees of the Agent, the Arranger Parties and the Banks and all accrued expenses of the Agent (including, without limitation, all fees and expenses of counsel to the Agent payable pursuant to Section 10.03);

(b)The Agent shall have received, if requested, duly executed Term Loan Notes of the Borrower for the account of each Bank that has so requested, dated on or before the Closing Date complying with the provisions of Section 2.04;

(c)The Agent shall have received (i) an opinion of the Assistant General Counsel of the Borrower, (ii) an opinion of Davis Polk & Wardwell, special counsel for the Borrower, (iii) an opinion of Morris, Nichols, Arsht & Tunnell, Delaware counsel for the Borrower, (iv) [Reserved], and (v) an opinion of Maples and Calder, British Virgin Islands counsel for the Borrower, each dated the Closing Date and in form and substance reasonably acceptable to the Agent;

(d)The Agent shall have received evidence, satisfactory to it, in the form of pro forma calculations, that the making of Borrowings under this Agreement are permitted under the terms of the Debt of the Borrower outstanding on the Closing Date;

(e)The Agent shall have received (i) a copy of the Borrower’s written notice to the Collateral Trustees under the Collateral Trust Agreement, designating this Agreement and the Term Loan Notes as Debt (as defined in the Collateral Trust Agreement) which is to be secured by the Collateral (as defined in the Collateral Trust Agreement) under the Shared Collateral Documents (as defined in the Collateral Trust Agreement) and (ii) duly executed copies of acknowledgements required under Section 22 of the Security Agreement and Section 15 of the BVI Cayman Pledge Agreement, and in each case of clauses (i) and (ii), evidence reasonably satisfactory to the Agent that the Collateral Trustees shall have accepted such notices and acknowledgements;

(f)The Agent shall have received copies of the resolutions of the Board of Directors (or, in the case of any limited liability companies, Board of Representatives or the equivalent) of the Borrower authorizing the execution, delivery and performance by the Borrower of the Financing Documents to which it is a party, certified by a duly authorized officer of the Borrower (which certificate shall state that such resolutions are in full force and effect on the Closing Date);

(g)The Agent shall have received certified copies of all approvals, authorizations or consents of, or notices to or registrations with, any governmental body or agency required for the Borrower, if necessary, to enter into the Financing Documents to which it is a party;

(h)The Agent shall have received a certificate of a duly authorized officer of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Financing Documents to which it is a party and the other documents to be delivered by the Borrower hereunder;

(i)The Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the Closing Date, to the effect that: (i) the representations and warranties contained in Article IV hereof are true and correct on and as of the Closing Date as though made on and as of such date; and (ii) no Default has occurred and is continuing or would result from the Borrowings requested by the Borrower to be made on such date;

(j)The Agent shall have received a certificate signed by a duly authorized officer of the Borrower to the effect that the execution, delivery and performance by the Borrower of the Financing Documents to which it is a party are within the Borrower’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC-1 financing statements which have been made and are in effect, continuation statements which have been made and are in effect, and other filings required to perfect and maintain perfection of security interests) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation (or certificate of formation, as applicable) or by-laws (or other organizational documents, as applicable) of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or result in the creation or imposition of any Lien on any asset of the Borrower or of AES BVI II or of any Material AES Entity or of any Pledged Subsidiary (except for Liens created by the Financing Documents); provided that any foreclosure or other exercise of remedies by the Collateral Trustees will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual parties of one or more Subsidiaries and failure to obtain such approval or consent could result in a default, or a breach of agreement or other legal obligations of such Subsidiaries;

(k)The Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate or other organizational authority for and the validity of this Agreement and the other Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

(l)Each Bank shall have received all documentation and other information reasonably requested in writing by the Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Without limiting the generality of the provisions of the last paragraph of Section 7.03, for purposes of determining compliance with the conditions specified in this Section 3.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

Section 3.02    Extension of Credit.

The obligation of each Bank to make an Initial Term Loan on the Closing Date shall be subject to the satisfaction (or waiver) of the following conditions:

(a)    receipt by the Agent of a Notice of Borrowing;

(b)    the fact that the making of the Initial Term Loans is permitted under the terms of the Debt of the Borrower outstanding on the Closing Date;

(c)    the fact that, immediately before and after the making of the Initial Term Loans, no Default shall have occurred and be continuing; and

(d)    the fact that the representations and warranties of the Borrower contained in the Financing Documents shall be true and correct on and as of the Closing Date.

The borrowing of the Initial Term Loans hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (b) through (d) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

Section 4.01    Corporate Existence and Power.

The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 4.02    Corporate and Governmental Authorization and Filings; No Contravention.

(a)The execution, delivery and performance by each Grantor of the Financing Documents to which it is a party are within such Grantor’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC-1 financing statements and other filings required to perfect security interests) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation (or certificate of formation, as applicable) or by- laws (or other organizational documents, as applicable) of such Grantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or result in the creation or imposition of any Lien on any asset of the Borrower, AES BVI II or of any Material AES Entity or of any Pledged Subsidiary (except for Liens created by the Financing Documents).

(b)All filings and other actions necessary to perfect the security interest granted by each Grantor in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and (w) the Security Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Holders a valid and, together with such filings and other actions, perfected first priority security interest in the Security Agreement Collateral (subject to no Liens other than Liens permitted by the Financing Documents), securing the payment of the Secured Obligations, and (x) the BVI Cayman Pledge Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Holders a valid and, together with such other actions, perfected first priority security interests in the BVI Collateral (subject to no Liens other than Liens permitted by the Financing Documents), securing the payment of the Secured Obligations and (y) the Collateral Trust Agreement creates in favor of the Collateral Trustees for the benefit of the Secured Holders, a valid and, together with such filings and other actions, perfected first priority security interest in the Additional Collateral Trust Agreement Collateral; provided that any foreclosure or other exercise of remedies by the Collateral Trustees will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of one or more Subsidiaries and failure to obtain such approval or consent could result in a default, or a breach of agreement or other legal obligations of such Subsidiaries. The Borrower is the legal and beneficial owner of the Security Agreement Collateral and the Additional Collateral Trust Agreement Collateral and AES BVI II is the legal and beneficial owner of the BVI Collateral, in each case free and clear of any Lien, except for Liens permitted by the Financing Documents.

Section 4.03    Compliance with Laws.

The Borrower is and each of its Subsidiaries are in compliance with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except for any non-compliance that could not reasonably be expected to have a Material Adverse Effect.

Section 4.04    Binding Effect.

This Agreement constitutes a valid and binding agreement of the Borrower and each other Financing Document, when executed and delivered, constitutes or will constitute a valid and binding obligation of the Borrower or AES BVI II that is a party thereto, in each case enforceable in accordance with its terms.

Section 4.05    Financial Information.

(a)The most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and the related consolidated statements of operations and cash flows, in each case reported on by Ernst & Young or other independent public accountants of nationally recognized standing and set forth in the Annual Report on Form 10-K most recently filed by the Borrower with the Securities and Exchange Commission, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b)Except for Disclosed Matters, since December 31, 2016 there has been no material adverse change in the business, consolidated results of operations or consolidated financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole.

Section 4.06    Litigation.

Except for Disclosed Matters, there is no action, suit, investigation, litigation or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner draws into question the legality, validity or enforceability of any Financing Document, and there shall have been no change in the status of, or in the financial effect on the Borrower or its Subsidiaries from the actions, suits, investigations, litigations or proceedings set forth in the Disclosed Matters that could reasonably be expected to have a Material Adverse Effect.

Section 4.07    Compliance with ERISA.

Except as would not result in a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the currently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan.
Except as would not result in a Material Adverse Effect no member of the ERISA Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan; (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code; or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

Section 4.08    Environmental Matters.

(a)In the ordinary course of its business, each of the Borrower and its Subsidiaries conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower or such Subsidiary, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required for investigation, to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances by the Borrower or its Subsidiaries, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

(b)There are no facts, circumstances or conditions that are reasonably likely to result in liabilities arising under Environmental Laws that could have a material adverse effect on the business, consolidated results of operations or consolidated financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole.

Section 4.09    Taxes.

United States Federal income tax returns of the Borrower, and of each Material AES Entity that files separately from the Borrower, and any other material tax returns filed by them have been examined and closed (other than for the limited purposes of net operating loss carry-forwards) through the fiscal year ended December 31, 2007, there are no ongoing or pending tax audits or examinations, and no deficiencies or other claims for unpaid taxes are proposed in respect of any taxes due from the Borrower or any such Material AES Entity that could have a Material Adverse Effect. The Borrower, and all Material AES Entities that file separately from the Borrower, have filed all United States Federal income tax returns and the Borrower and all Material AES Entities that file separate from the Borrower, have filed all other material tax returns which are required to be filed by them, all such United States Federal income tax returns and all such other material returns are true, correct and complete in all material respects and all taxes due as indicated on such returns or pursuant to any assessment received by the Borrower or any such Material AES Entity have been paid, other than any such taxes that are being diligently contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and all Material AES Entities in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

Section 4.10    Material AES Entity.

Each Material AES Entity is a corporation (or limited liability company, as applicable) duly incorporated (or formed, as applicable), validly existing and (other than any Material AES Entity that is not incorporated under the laws of the United States or any political subdivision thereof) in good standing under the laws of its jurisdiction of incorporation (or jurisdiction of formation, as applicable). Each Material AES Entity has all corporate or other organizational powers and all material governmental licenses, authorization, consents and approvals required to carry on its business as proposed to be conducted and has all governmental licenses, authorizations, consents and approvals required to have been obtained prior to the Closing Date and which are material to the operation of its business as proposed to be conducted, except to the extent that the failure to obtain any such license, authorization, consent or approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.11    Not an Investment Company.

The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.12    Public Utility Holding Company Act.

Neither the Borrower nor any of its Subsidiaries is subject to regulation as a “holding company” or a “subsidiary company” of a holding company or an “affiliate” of a subsidiary or holding company or a “public utility company” under Section 2(a) of the Public Utility Holding Company Act of 1935, as amended (“PUHCA”), except that the Borrower and certain of its Subsidiaries are exempt holding companies under Section 3(a) of PUHCA by order of the Securities and Exchange Commission.

Section 4.13    Full Disclosure.

All information heretofore furnished by the Borrower to the Agent or any Bank Party for purposes of or in connection with any Financing Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank Party will be, true and accurate in all material respects on the date as of which such information is stated or certified in the light of the circumstances under which such information was provided (as modified or supplemented by other information so furnished, when taken together as a whole and with the Disclosed Matters); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being recognized by the Bank Parties that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. The Borrower has disclosed to the Bank Parties, in the Disclosed Matters or otherwise in writing, any and all facts specific to the Borrower and its Subsidiaries and known as of the Closing Date to a responsible officer of the Borrower that could reasonably be expected to result in a Material Adverse Effect, which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower or AES BVI II to perform its obligations under the Financing Documents.

Section 4.14    Collateral Documents and Collateral.

(a)(i) The execution, delivery, recordation, filing or performance by the Borrower and AES BVI II of the Collateral Documents; (ii) the grant by the Borrower and AES BVI II of the Liens granted by each of them pursuant to the Collateral Documents; (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) and (iv) the exercise by the Collateral Trustees of its remedies in respect of the Collateral pursuant to the Collateral Documents, does not require any consent, approval, authorization or other order of, or any notice to or filing with, any court, regulatory body, administrative agency or other governmental body (other than such filings required in order to perfect any security interest granted by the Collateral Documents and other than any consent, approval, authorization, order, notice or filing the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect), and does not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Borrower, AES BVI II, or any of the other Pledged Subsidiaries or any agreement, indenture or other instrument to which the Borrower, AES BVI II or any of the other Pledged Subsidiaries is a party or by which the Borrower, AES BVI II or any of the other Pledged Subsidiaries or the Borrower’s, AES BVI II’s or the other Pledged Subsidiaries’ respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Borrower, AES BVI II, any of the other Pledged Subsidiaries or the Borrower’s, AES BVI II’s or the other Pledged Subsidiaries’ respective property except for any violation, breach, conflict or default that could not reasonably be expected to have a Material Adverse Effect and except that in each of the foregoing cases any foreclosure or other exercise of remedies by the Collateral Trustees will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of, one or more Subsidiaries and failure to obtain such approval or consent could result in a default under, or a breach of, agreements or other legal obligations of such Subsidiaries.

(b)Each of the representations and warranties of the Borrower and AES BVI II contained in the Collateral Documents is true and correct.

(c)Set forth on Schedule I hereto is a complete and accurate list of all Pledged Subsidiaries as of the Closing Date showing as of such date (as to each such Pledged Subsidiary) its legal name, its jurisdiction of incorporation, the type and number of shares of each class of its Equity Interests authorized, and the type and number outstanding, on such date and the percentage of each such class of its Equity Interests owned (directly or indirectly) by the Borrower and the certificate number corresponding to each such Equity Interest. All of the outstanding Equity Interests pledged to the Collateral Trustees for the benefit of the Secured Holders pursuant to the Security Agreement and the BVI Cayman Pledge Agreement in each Pledged Subsidiary have been validly issued, are fully paid and non-assessable and are owned by the Borrower or AES BVI II, as applicable, free and clear of all Liens, except those created under the Financing Documents.

(d)Set forth on Schedule II hereto is a complete and accurate list of all assigned agreements of the Borrower and its Subsidiaries (the “Assigned Agreements”), showing as of the Closing Date the parties, subject matter and term thereof. Each such Assigned Agreement has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified (except as otherwise permitted pursuant to the Security Agreement), is in full force and effect (except as otherwise permitted pursuant to the Security Agreement) and is valid and binding upon and enforceable against all parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by equitable principles of general applicability and, as of the Closing Date, there exists no default under any Assigned Agreement by any party thereto.

Section 4.15    First Lien Secured Debt. The Obligations of the Borrower owed to the Financing Parties under this Agreement constitute “Other Debt” and “Secured Obligations”, the Financing Parties constitute “Other Debt Holders” and “Secured Holders”, this Agreement constitutes an “Other Debt Agreement” and a “Secured Agreement”, the Agent constitutes a “Representative”, in each case under and as defined under the Collateral Trust Agreement.

Section 4.16    Solvency.

The Borrower is, individually, and together with its Subsidiaries, taken as a whole, after giving effect to the incurrence of the Term Loans and the application of the proceeds thereof, Solvent on and as of the Closing Date.

Section 4.17    Pledged Subsidiaries.

Other than the Non-Pledged Subsidiaries, the Pledged Subsidiaries listed on Schedule I hereto are all of the direct Subsidiaries of the Borrower and all of the direct Subsidiaries of AES BVI II.

Section 4.18    Qualified Holding Companies Debt.

None of the Qualified Holding Companies is an obligor or a contingent obligor on any of the Debt other than Debt permitted by the definition of “Qualified Holding Company”.

Section 4.19    AML Laws; Anti-Corruption Laws and Sanctions.

The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower or any Subsidiary, or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Borrower and its Subsidiaries are in compliance in all material respects with AML Laws, Anti-Corruption Laws and applicable Sanctions.

ARTICLE V

COVENANTS

The Borrower agrees that, so long as any Loan or any other Obligation of the Borrower under any Financing Document shall remain unpaid:

Section 5.01    Information.

The Borrower will deliver to each of the Bank Parties (it being understood that,
(x)with respect to clause (c) below, such information shall only be delivered to the Bank Parties that on or prior to the date of delivery have previously requested such information and (y)

delivery to the Agent and the posting by the Agent of each of the following items on an electronic website, in accordance with Section 7.11, shall constitute delivery to each of the Bank Parties, and the Agent hereby agrees to post on an electronic website or otherwise distribute to the Bank Parties (subject to clause (x) above) any such item delivered by the Borrower to the Agent):

(a)    as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as of the end of such fiscal year, an unconsolidated balance sheet of the Borrower as of the end of such fiscal year, the related consolidated and unconsolidated (as applicable) statements of operations for such fiscal year and the related consolidated and unconsolidated statements of cash flows for such fiscal year, and a statement of cash flow distributions to the Borrower by project for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, to be reported on, in a manner acceptable to the Securities and Exchange Commission, by Ernst & Young or other independent public accountants of nationally recognized standing and such unconsolidated financial statements to be certified as to fairness of presentation, GAAP (other than failure to consolidate) and consistency by the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower;

(b)    as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as of the end of such quarter and an unconsolidated balance sheet of the Borrower as of the end of such fiscal quarter and the related consolidated and unconsolidated statements of operations for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter and the related consolidated and unconsolidated (as applicable) statements of cash flows for the portion of the Borrower’s fiscal year ended at the end of such quarter, and a statement of cash flow distributions to the Borrower by project for such fiscal quarter and for the period of the Borrower’s fiscal year ended at the end of such quarter, setting forth in the case of such consolidated statements of operations and cash flows, in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower;

(c)    upon request by any such Bank Party made at least 30 days prior to the date that the relevant financial statements are required to be delivered pursuant to clause
(a)or (b) above (it being understood that upon the first such request, subsequent requests shall automatically be deemed to have been made for as long as such requesting Bank Party continues to be a Bank Party hereunder), (1) as soon as available and in any event no later than 60 days following the date on which financial statements are required to be delivered pursuant to clause (a) above, forecasts prepared by management of the Borrower, in form satisfactory to the Agent, of cash flow statements on a monthly basis for the fiscal year following such fiscal year and on an annual basis for each fiscal year thereafter until the latest of the Initial Term Loan Termination Date, any Incremental Term Loan Termination Date or any Other Term Loan Termination Date then in effect and (2) as soon as available and in any event no later than the date financial statements are required to be delivered pursuant to clause (a) and (b) above, a statement of the monthly cash flows to the Borrower of each Subsidiary of the Borrower for each of the 12 months ending prior to the date of such financial statements;

(d)    simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.10 on the date of such financial statements; (ii) stating to the knowledge of the Borrower whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and
(iii)accompanied by a schedule setting forth in reasonable detail a description, including, where applicable, the expected and maximum dollar amounts thereof, of all material contingent liabilities not disclosed in such financial statements;

(e)	[reserved];

(f)    within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief executive officer, president, executive vice-president or chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(g)    promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(h)    promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

(i)    if and when any member of the ERISA Group (A) (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the

PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security and (B) any such event described in (i) through (vii) could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or the applicable member of the ERISA Group is required or proposes to take;

(j)    by 12:00 Noon (New York City time) on the third Domestic Business Day after receipt by the Borrower or any Subsidiary of the Borrower of Net Cash Proceeds from any Asset Sale, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Borrower setting forth (i) a description of the transaction giving rise to such Net Cash Proceeds, (ii) the amount of Net Cash Proceeds anticipated to be received on such date or each of such dates (together with a schedule detailing the calculations necessary to determine the amount of Net Cash Proceeds), (iii) the amount of such Net Cash Proceeds that is anticipated to prepay the Term Loans and
(iv)in the case of the receipt by a Subsidiary of any such Net Cash Proceeds, in the event that such Subsidiary is unable to transfer such Net Cash Proceeds to the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents, such certificate shall also set forth a reasonably detailed explanation of the circumstances preventing such Subsidiary from transferring such Net Cash Proceeds to the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents;

(k)    promptly after receipt by the Borrower or any Subsidiary of the Borrower, a copy of: each complaint, order, citation, initial notice or other material written communication from any Person with respect to the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by the Borrower, any of its Subsidiaries or any Material AES Entity, or due to the operations or activities of the Borrower, any Subsidiary of the Borrower, any Material AES Entity or any other Person on or in connection with any such property or any part thereof, in each case, to the extent that such existence or alleged existence of such violation, incurrence of liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any such remedial action could reasonably be expected to result in a Material Adverse Effect;

(l)    simultaneously with the delivery of each set of financial statements referred to in clause (a) and (b) above, (1) a revised Schedule I showing as of the last day of such quarter all of the direct Subsidiaries of the Borrower and AES BVI II (other than

Non-Pledged Subsidiaries) and (2) a revised Schedule IV showing as of the last day of such quarter all Qualified Holding Companies;

(m)    promptly upon request thereof, deliver to the Agent and the Collateral Trustees (A) a list setting forth, for each Secured Agreement, (i) the aggregate principal amount outstanding thereunder, (ii) the accrued and unpaid interest thereunder, (iii) the accrued and unpaid fees (if any) thereunder, (iv) the names of the Representatives (as defined in the Collateral Trust Agreement) and of the Secured Holders (to the extent known to the Borrower) thereunder, and all other unpaid amounts thereunder known to the Borrower, owing to each such Representative, for its own account and on behalf of such Secured Holders and (v) such other information regarding the Representatives, such Secured Holders and the Secured Agreements as the Agent may reasonably request and

(B)	the Payment Information (as defined in the Collateral Trust Agreement); and

(n)    from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank Party, may reasonably request.

Reports and financial statements required to be delivered by the Borrower pursuant to subsection
(h)above shall be deemed to have been delivered on the date on which the Borrower posts such reports, or reports containing such financial statements, on its website on the Internet at www.aes.com, at www.sec.gov or at such other website identified by the Borrower in a notice to the Agent and that is accessible by the Banks without charge and the Borrower notifies the Agent that it has posted such reports and financial statements on its website, the Internet or such other identified website.

Section 5.02    Payment of Obligations.

The Borrower will pay and discharge all its Material Obligations, in each case, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

Section 5.03    Maintenance of Property; Insurance.

(a)    The Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b)    The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary’s own name), to the extent available on commercially reasonable terms and with financially sound and responsible insurance companies, insurance of such types, in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in similar circumstances in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to each Bank Party upon request information presented in reasonable detail as to the insurance so carried.

Section 5.04    Conduct of Business and Maintenance of Existence.

The Borrower (a) will continue, and will cause each of AES BVI II, the Material Subsidiaries and the Pledged Subsidiaries to continue, to engage in a Permitted Business; (b) will continue, and will cause AES BVI II, each Material AES Entity and each Pledged Subsidiary to continue, to operate their respective businesses on a basis substantially consistent with the policies and standards of the Borrower, AES BVI II or such Material AES Entity or such Pledged Subsidiary as in effect on the date hereof and (c) will preserve, renew and keep in full force and effect, and will cause AES BVI II, each Material AES Entity and each Pledged Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the Person surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto (x) no Default shall have occurred and be continuing, (y) the Borrower shall not be liable for any Debt of such Subsidiary except to the extent it was liable for such Debt prior to giving effect to such merger and (z) the transaction is otherwise permitted by Section 5.11, (ii) any asset disposition by the Borrower or any of its Subsidiaries permitted by Section 5.18 and (iii) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Bank Parties.

Section 5.05    Compliance with Laws.

The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings (and the pendency of such proceedings themselves shall not have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole). The Borrower will maintain in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.06    Inspection of Property, Books and Records.

The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Material AES Entity to permit, representatives of any Bank Party at such Bank Party’s expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

Section 5.07    Intentionally Omitted.

Section 5.08    Use of Proceeds.

The proceeds of the Loans made under this Agreement will be used by the Borrower for redemption of existing indebtedness and payment of related fees and expenses and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U. The Borrower will not request any Borrowing, and the Borrower shall not use, directly or indirectly, the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country except to the extent permissible for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

Section 5.09    Intentionally Omitted.

Section 5.10    Negative Pledge.

(a)The Borrower shall not incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures, credit agreements, loan agreements or other similar evidences of indebtedness secured by a mortgage, pledge or other lien on any Principal Property or any capital stock or indebtedness held directly by the Borrower or any Subsidiary of the Borrower (other than assets that are part of the Creditor Group Collateral), unless (i) the Borrower secures the Term Loans equally and ratably with (or prior to) such indebtedness, so long as such indebtedness shall be so secured, or (ii) after giving effect thereto the aggregate amount of all such indebtedness so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed the Secured Debt Limit.

(b)The Borrower shall not incur Liens on the Creditor Group Collateral; unless (i) such Liens secure First Priority Secured Debt (including (x) Debt under the Existing Credit Agreement and (y) Debt under this Agreement) up to an aggregate principal amount, not to exceed the Secured Debt Limit or (ii) such Liens secure obligations that are junior to the Liens securing the First Priority Secured Debt pursuant to an intercreditor agreement reasonably satisfactory to the Borrower and the Agent.

Section 5.11    Consolidations and Mergers.

(a)The Borrower shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Borrower unless either (x) the Borrower shall be the continuing Person or (y) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or to which properties and assets of the Borrower shall be a solvent corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, pursuant to a written agreement, all of the obligations of the Borrower on all of the Obligations under this Agreement and the Borrower shall have delivered to the Agent (A) an opinion of counsel stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such written agreement constitutes the legal, valid and binding obligation of the Borrower or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions and
(B)an officer’s certificate to the effect that immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(b)Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Borrower in accordance with Section 5.11(a) of this Agreement, the successor Person formed by such consolidation or into which the Borrower is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein.

Section 5.12    MFN Adjustment. The Borrower shall not incur any First Priority Secured Debt in the form of term loans (including any term loans incurred under the Existing Credit Agreement and any Incremental Term Loans) within 24 months after the Closing Date if the interest rate margin (which shall be deemed for purposes of this Section to include all upfront or similar fees or original issue discount (other than customary underwriting or arranger fees, and with respect to original issue discount and upfront fees, determined based on an assumed four year life to maturity) or interest rate “floors” payable to all lenders providing such term loans) in respect of such term loans exceeds the interest rate margin (calculated in the same manner as described above) of the Initial Term Loans by more than 0.50%, unless the Eurodollar Margin and Base Rate Margin of the Initial Term Loans is increased so that after giving effect thereof, the interest rate margin (calculated in the same manner as described above) of such new term loans is no more than 0.50% higher than the interest rate margin (calculated in the same manner as above) for the Initial Term Loans (the adjustment described above, the “MFN Adjustment”).

Section 5.13    Intentionally Omitted.

Section 5.14    Intentionally Omitted.

Section 5.15    Amendment to Existing Credit Agreement.

The Borrower shall, (x) on or prior to the incurrence of any “Incremental Term Loan Facility” under and as defined in the Existing Credit Agreement and (y) use its reasonable best efforts to (i) concurrently with any amendment or amendment and restatement to the

Existing Credit Agreement that requires the consent of the “Required Banks” under and as defined in the Existing Credit Agreement or (ii) concurrently with any refinancing of the Existing Credit Agreement, amend clause (y) of the definition of “Banks’ Ratable Share” to remove “, the proceeds of which were used to permanently reduce Total Bank Exposure” set forth therein.

Section 5.16    As to Existing Credit Agreement.

The Borrower shall not (a)(i) increase the aggregate principal amount of “Term Loan Commitments” under and as defined in the Existing Credit Agreement or refinance any outstanding “Term Loans” under and as defined in the Existing Credit Agreement if, after giving effect thereto, the holders of such increased Term Loan Commitments or refinanced term loans have any enforcement rights with respect to the Collateral that are preferential to the holders of the Secured Obligations with respect to this Agreement and the Term Loan Notes, or (b) reduce or terminate the principal amount of “Revolving Credit Loan Commitments” under and as defined in the Existing Credit Agreement to an amount less than or equal to $525,000,000, in each case, unless prior to any such increase, refinancing, reduction or termination or concurrently therewith, an amendment to the Collateral Trust Agreement in substantially the form of Exhibit L (or otherwise in a form satisfactory to the Required Banks) is signed by the Collateral Trustees and the “Agent” under the Existing Credit Agreement (or any successor thereof appointed pursuant to the Existing Credit Agreement) and delivered to the Agent. The Agent is irrevocably authorized by the Required Banks to execute an amendment substantially in the form of Exhibit L or a similar amendment or other document that accomplishes substantially the same purpose, and to perform on behalf of the Bank Parties as set forth in the Collateral Trust Agreement.

Section 5.17    Upstreaming of Net Cash Proceeds by Subsidiaries.

The Borrower shall cause any of its Subsidiaries who have received Net Cash Proceeds from any Asset Sale to transfer such Net Cash Proceeds to the Borrower; provided that such transfer shall not be required to be made if such transfer would violate any applicable contracts or would violate applicable law or if applicable law would require minority shareholder approval (it being understood that the Borrower shall use reasonable efforts to obtain such minority shareholder approval), a valuation or a discretionary order or would, in the Borrower’s good faith determination or the good faith determination of a majority of the board of directors of such Subsidiary, involve a reasonable likelihood of there being a breach of fiduciary duties by the directors of such Subsidiary. In connection with managing transfers of Net Cash Proceeds pursuant to this Section 5.17, (a) the Borrower may cause Net Cash Proceeds to be transferred to Qualified Holding Companies whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents if the Borrower nonetheless makes the related mandatory prepayment that would otherwise be required by Section 2.10(b) using funds not otherwise required to be made the basis of any mandatory prepayment and (b) if the Net Cash Proceeds are less than $10,000,000, the Borrower shall not be required to cause such Net Cash Proceeds effectively to be transferred directly or indirectly to the Borrower and applied pursuant to Section 2.10(b) until the aggregate Net Cash Proceeds not so applied equal or exceed $10,000,000. In connection with managing transfers of Net Cash Proceeds pursuant to this Section 5.17 and making loans, investments and other advances to Subsidiaries, the Borrower may cause Net Cash

Proceeds to be transferred among Subsidiaries, rather than transferred to the Borrower, in lieu of loans, investments or other advances made by the Borrower.

Section 5.18    Restrictions on Sales and Leasebacks.

The Borrower shall not enter into any sale and leaseback transaction involving any Principal Property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless (a) the Borrower could incur a lien on such property under the restrictions described in Section 5.10 hereof in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction or (b) the Borrower, within 180 days after the sale or transfer by the Borrower, applies to the retirement of its Funded Debt an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased as determined by the board of directors of the Borrower; provided that the amount to be applied to the retirement of Funded Debt of the Borrower shall be reduced by (A) the principal amount of any Term Loans prepaid within 180 days after such sale or transfer, and (B) the principal amount of Funded Debt, other than Term Loans, voluntarily retired by the Borrower within 180 days after such sale or transfer; provided further that no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Section 5.19    Intentionally Omitted.

Section 5.20    Covenant to Give Guarantee or Security.

(a)Upon (x) the formation or acquisition of any new direct Subsidiary by the Borrower or AES BVI II having a fair market value in excess of $3,000,000 or (y) the Investment by the Borrower and its Subsidiaries in any direct Subsidiary of the Borrower or AES BVI II that was not a “Pledged Subsidiary” on the Closing Date such that aggregate assets of such Subsidiary have a fair market value in excess of $3,000,000, then in each case at the Borrower’s expense, the Borrower shall:

(i)within ten days after (A) such formation or acquisition and (B) such Investment, furnish to the Agent a description of such Subsidiary, in each case in detail satisfactory to the Agent,

(ii)within 15 days after such formation or acquisition of any new Subsidiary or such Investment in any direct Subsidiary of the Borrower or AES BVI II that was not a “Pledged Subsidiary” on the Closing Date, duly execute and deliver security agreement supplements (if necessary) as specified by, and in form and substance satisfactory to the Agent, securing payment of all of the Obligations of the Borrower under the Financing Documents; provided that if such new Subsidiary is a first-tier CFC (or a U.S. Subsidiary substantially all of its assets consist of Equity Interests of a CFC), only 65% of such Equity Interests shall be pledged in favor of the Secured Holders and provided further that no assets of any CFC shall be pledged in favor of the Secured Holders,

(iii)within 30 days after such formation or acquisition, take, and cause each such new Subsidiary to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Collateral Trustees (or in any representative of the Collateral Trustees designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, security agreement supplements, and security agreements delivered pursuant to this Section 5.20, enforceable against all third parties in accordance with their terms, and

(iv)at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such pledges, assignments, security agreement supplements and security agreements;

provided, however, that Section 5.20(a)(y) shall not be applicable to Subsidiaries for which a grant or perfection of a Lien on such Subsidiary’s stock would require approvals and consents from foreign and domestic regulations and from lenders to, and suppliers, customers or other contractual counterparties of, such Subsidiary.

(b)Other than with respect to the Non-Pledged Subsidiaries, the Secured Holders shall have valid, perfected first priority Lien on (i) 65% of the Equity Interests of each direct Subsidiary of the Borrower that is (A) organized under the laws of a jurisdiction other than the United States or any state thereof, or (B) any entity organized under the laws of the United States or any state thereof the direct or indirect Subsidiary of which is organized under the laws of a jurisdiction other than the United States or any state thereof, (ii) 100% of the Equity Interests of each direct Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof other than those Subsidiaries described by clause (i)(B) above and (iii) 65% of the Equity Interests of each direct Subsidiary of AES BVI II.

(c)If (but only for so long as) the Obligations of the Borrower under the Existing Credit Agreement are Guaranteed by any Person or if the Borrower or any Person provides any security to secure the Obligations of the Borrower under the Existing Credit Agreement (other than any collateral posted to backstop any letter of credit issued thereunder) and the Obligations of the Borrower to the Financing Parties are not Guaranteed by such Person or secured by such collateral, the Borrower shall promptly, and in any event within 60 days thereafter, provide the same Guarantee and/or collateral to the Financing Parties (and if such Guarantee of or collateral for the Existing Credit Agreement is released, substituted or reduced such Guarantee or collateral of and from the Obligations shall automatically be released, substituted or reduced.

Section 5.21    Further Assurances.

(a)Promptly upon request by the Agent, or any Bank Party through the Agent, correct any material defect or error that may be discovered in any Financing Document or in the execution, acknowledgment, filing or recordation thereof that affect the validity or enforceability thereof, and

(b)Promptly upon request by the Agent, or any Bank Party through the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent, or any Bank Party through the Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Financing Documents, (B) to the fullest extent permitted by applicable law, subject to the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Holders the rights granted or now or hereafter intended to be granted to the Secured Holders under any Financing Document or under any other instrument executed in connection with any Financing Document to which the Borrower is or is to be a party.

ARTICLE VI

DEFAULTS

Section 6.01    Events of Default.

If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)the Borrower shall fail to pay when due any principal of any Loan;

(b)the Borrower shall fail to pay interest on any Loan or any fee or any other amount payable hereunder and such default continues for a period of 30 days;

(c)the Borrower defaults in the performance of or breaches any covenant or agreement of the Borrower (i) set forth in Section 5.16 of this Agreement or (ii) otherwise set forth in this Agreement and such default or breach in this clause (ii) continues for a period of 60 consecutive days after written notice to the Borrower by the Agent at the request or with the consent of the Required Banks;

(d)	a court having jurisdiction in the premises shall enter a decree or order for
(i)    relief in respect of the Borrower or any of the Material AES Entities in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Borrower or any of the Material AES Entities or for all or substantially all of the property and assets of the Borrower or any of the Material AES Entities or (iii) the winding up or liquidation of the affairs of the Borrower or any of the Material AES Entities, and, in each case, such decree or other shall remain unstayed and in effect for a period of 60 consecutive days;

(e)the Borrower or any of the Material AES Entities (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of the Material AES Entities or for all or substantially all of the property and assets of the Borrower or any of the Material AES Entities or (iii) effects any general assignment for the benefit of its creditors;

(f)an event of default, as defined in any credit agreement, financing agreement, indenture or instrument evidencing or under which the Borrower has as of the date hereof or shall thereafter have outstanding any Debt, shall happen and be continuing and either (i) such default results from the failure to pay the principal of such Debt in excess of $50,000,000 at final maturity of such Debt or (ii) as a result of such default the maturity of such Debt shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 60 days and the principal amount of such Debt, together with the principal amount of any other indebtedness of the Borrower in default, or the maturity of which has been accelerated, aggregates $50,000,000 or more.

(g)The Obligations of the Borrower hereunder shall for any reason cease to be secured by a valid and perfected first priority lien on and security interest in a material portion of the Collateral purported to be covered by any Collateral Document (other than pursuant to the terms thereof).

(h)any representation, warranty, certification or statement made by the Borrower or AES BVI II in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made).

then, and in every such event, the Agent shall if requested by the Required Banks, by notice to the Borrower declare the Term Loan Notes, all interest thereon, and all other amounts payable under this Agreement and the other Financing Documents to be, and the Term Loan Notes, all such interest thereon and all such other amounts shall thereupon become immediately due and payable, and all unused Term Loan Commitments to be immediately terminated, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the unused Term Loan Commitments and the unpaid principal amount of the Term Loans and all interests thereon and all such other amounts shall automatically become due and payable, in each case, without further action of the Agent or any Bank.

Section 6.02    Notice of Default.

The Agent shall give notice to the Borrower under Section 6.01(c)(ii) promptly upon being requested to do so by any Bank Party and shall thereupon notify all the Banks thereof.

Section 6.03    Application of Proceeds.

Any amount received on account of the Obligations under this Agreement shall be applied by the Agent in the following order (to the fullest extent permitted by mandatory provision of applicable law):

FIRST, to pay to the Agent in its capacity as such for any fees, indemnities, expenses and other amounts (other than principal and interest but including attorney’s expenses) amounts then owing to the Agent under this Agreement or otherwise under the Financing Documents;

SECOND, to pay the portion of Obligations under this Agreement constituting fees, indemnities and other amounts (other than principal and interest) payable to the Banks (including attorney’s expenses), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

THIRD, to pay the portion of the Obligations under this Agreement constituting accrued and unpaid interest on the Loans ratably among the Banks in proportion to the respective amounts described in this clause THIRD payable to them;

FOURTH, to pay the portion of the Obligations under this Agreement constituting unpaid principal of the Loans ratably among the Banks in proportion to the respective amounts described in clause FOURTH held by them;

FIFTH, to pay all other Obligations of the Borrower under this Agreement that are due and payable to the Agent and the Banks on such date, ratably based upon the respective aggregate principal amounts of all such Obligations owing to them on such date; and

LAST, the balance, if any, after all of the Obligations of the Borrower under this Agreement have been paid in full, to the Borrower or as otherwise required by law.

ARTICLE VII

THE AGENT

Section 7.01    Appointment and Authorization.

Each of the Banks hereby irrevocably appoints Barclays Bank PLC to act on its behalf as the Agent hereunder and under the other Financing Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Banks, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

Section 7.02    Rights as a Bank.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Banks.

Section 7.03    Exculpatory Provisions.

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, the Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Financing Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Financing Document or applicable law; and

(c)shall not, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.03 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Bank.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

Section 7.04    Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Borrower, that by its terms must be fulfilled to the satisfaction of a Bank, the Agent may presume that such condition is satisfactory to such Bank unless the Agent shall have received notice to the contrary from such Bank prior to the making of such Borrowing. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05    Delegation of Duties.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub agents appointed by the Agent. The Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Section 7.06    Resignation of Agent.

The Agent may at any time give notice of its resignation to the Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Banks shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Banks, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time as the Required Banks appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 7.07    Non-Reliance on Agent and Other Banks.

Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 7.08    No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Joint Book Runners or Co- Managers shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Documents, except in its capacity, as applicable, as the Agent or a Bank.

Section 7.09    Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent under Section 10.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Section 10.03.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding.

Section 7.10    Collateral Matters.

The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Agent under any Financing Document
(i)upon payment in full of all Obligations (other than contingent indemnification obligations) or
(ii)that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Financing Document. Upon request by the Agent at any time, the Required Banks will confirm in writing the Agent’s authority to release its interest in particular types or items of property.

Section 7.11    Notices; Effectiveness; Electronic Communication.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower or the Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 7.11; and

(ii)if to any other Bank, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Bank on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to Article II if such Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e- mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e- mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    The Borrower hereby acknowledges that (a) the Agent and/or the Arranger Parties will make available to the Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Banks (each, a “Public Bank”) may have personnel who do not wish to receive material non- public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Banks shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Arranger Parties and the Banks to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agent and the Arranger Parties shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

(d)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE

ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH
THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)    Change of Address, Etc. Each of the Borrower and the Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Agent. In addition, each Bank agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and
(ii) accurate wire instructions for such Bank. Furthermore, each Public Bank agrees to cause at least one individual at or on behalf of such Public Bank to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Bank or its delegate, in accordance with such Public Bank’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f)    Reliance by Agent and Banks. The Agent and the Banks shall be entitled to rely and act upon any notices (including telephonic Notices of Borrower) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Agent, each Bank and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reasonable reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

Unfair.

Section 8.01    Basis for Determining Interest Rate Inadequate or

If on or prior to the first day of any Interest Period for any Eurodollar Borrowing:

(a)the Agent is advised by the Required Banks that deposits in Dollars (in the applicable amounts) are not being offered to banks in the relevant market for such Interest Period, or

(b)the Required Banks advise the Agent that the Eurodollar Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Bank Parties, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Bank Parties to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended and (ii) each outstanding Eurodollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

Section 8.02    Illegality.

If, on or after the Closing Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank Party (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank Party (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans to the Borrower and such Bank Party shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Bank Parties and the Borrower, whereupon until such Bank Party notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank Party to make Eurodollar Loans to the Borrower, or to convert outstanding Loans into Eurodollar Loans or continue outstanding Loans as Eurodollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section 8.02, such Bank Party shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank Party, be otherwise disadvantageous to such Bank Party. If such notice is given, each Eurodollar Loan of such Bank Party then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Bank Party may lawfully continue to maintain and fund such Loan as a Eurodollar Loan to such day or (b) immediately if such Bank Party shall determine that it may not lawfully continue to maintain and fund such Loan as a Eurodollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Eurodollar Loans of the other Bank Parties.

Section 8.03    Increased Cost and Reduced Return.

(a)If on or after the Closing Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) (any Bank (or its Applicable Lending Office) being referred to in this Section 8.03 as a “Credit Party”) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loan any such requirement included in an applicable Eurodollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party or shall impose on any Credit Party or on the London interbank market any other condition affecting its Eurodollar Loans, its Term Loan Note(s), or its obligation to make Eurodollar Loans and the result of any of the foregoing is to increase the cost to such Credit Party of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Credit Party under this Agreement or under its Term Loan Note(s) with respect thereto, by an amount deemed by such Credit Party to be material, then, within 15 days after demand by such Credit Party (with a copy to the Agent), the Borrower shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such increased cost or reduction.

(b)If any Credit Party shall have determined that, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Credit Party (or its Parent) as a consequence of such Credit Party’s obligations hereunder to a level below that which such Credit Party (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy or liquidity requirements) by an amount deemed by such Credit Party to be material, then from time to time, within 15 days after demand by such Credit Party (with a copy to the Agent), the Borrower shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party (or its Parent) for such reduction.

(c)Each Credit Party will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Credit Party to compensation pursuant to this Section 8.03(c) and will designate a different Applicable

Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Credit Party, be otherwise disadvantageous to such Credit Party. A certificate of any Credit Party claiming compensation under this Section 8.03(c) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank Party may use any reasonable averaging and attribution methods.

(d)For purposes of this Section 8.03, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law or rule or regulation, or any change in the interpretation or administration thereof, regardless of the date enacted, adopted or issued but only to the extent a Bank is imposing applicable increased costs or costs in connection with capital adequacy or liquidity requirements similar to those described in clauses
(a)and (b) of this Section 8.03 generally on other similarly situated borrowers of loans under comparable United States of America revolving credit facilities.

Section 8.04    Taxes.

(a)    Any and all payments by the Borrower to or for the account of any Bank Party or the Agent hereunder or under any other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Bank Party and the Agent, taxes imposed on its income (including branch profit taxes), franchise and similar taxes and other taxes imposed on it that, in any such case, would not have been imposed but for a material connection between such Bank Party or the Agent (as the case may be) and the jurisdiction imposing such taxes (other than a material connection arising by reason of this Agreement or any other Financing Document or the receipt of payments made hereunder or thereunder or the exercise of any rights by a Bank Party or the Agent (as the case may be) hereunder or thereunder) and (ii) any U.S. federal withholding Taxes imposed under FATCA that would not have been imposed but for the failure by the Agent, Bank, Assignee or Participant, as applicable, to satisfy the applicable requirements of FATCA (all such non- excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If deduction shall be required by law in respect of any Taxes from or in respect of any sum payable hereunder or under any other Financing Document to any Bank Party or the Agent (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank Party or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower or the Agent, as applicable, shall withhold or make such deductions as are determined by the Borrower or the Agent, as applicable, to be required based upon the information and documentation received pursuant to subsection (d) below; (iii) the Borrower or the Agent, as applicable, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) as applicable, the Agent shall furnish to the Borrower or the Borrower shall furnish to the Agent, at its address referred to in Section 7.11, the original or a certified copy of a receipt or other satisfactory documentation evidencing payment thereof.

(b)    In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made by it hereunder or under any Term Loan Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as “Other Taxes”).

(c)    The Borrower agrees to indemnify each Bank Party and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank Party or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 10 days from the date such Bank Party or the Agent (as the case may be) makes demand therefor.

(d)    Each Bank Party that is a United States person within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Agent an Internal Revenue Service Form W-9 (or successor form) on or prior to the date of its execution and delivery of this Agreement in the case of a Bank Party listed on the signature pages hereof or on or prior to the date on which it becomes a Bank Party in the case of each other Bank Party and in the case any Bank Party changes jurisdiction of its Applicable Lending Office and from time to time thereafter as requested in writing by the Borrower or the Agent (but only so long thereafter as such Bank Party remains lawfully able to do so). Each Bank Party that is not a United States person within the meaning of Section 7701(a)(30) of the Code shall, on or prior to the date of its execution and delivery of this Agreement in the case of a Bank Party listed on the signature pages hereof or on or prior to the date on which it becomes a Bank Party in the case of each other Bank Party and in the case any Bank Party changes jurisdiction of its Applicable Lending Office and from time to time thereafter as requested in writing by the Borrower or the Agent (but only so long thereafter as such Bank Party remains lawfully able to do so), shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8ECI and any other certificate or statement of exemption specified by the Borrower and required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Bank Party establishing that any payment under this Agreement or any other Financing Documents is (i) not subject to withholding under the Internal Revenue Code because such payment is effectively connected with the conduct by such Bank Party of a trade or business in the United States, or (ii) fully or partially exempt from United States tax under a provision of an applicable tax treaty, or (iii) not subject to withholding under the portfolio interest exception under Section 881(c) of the Internal Revenue Code (and, if such Bank Party delivers a Form W-8BEN or Form W- 8BEN-E claiming the benefits of exemption from United States withholding tax under Section 881(c), a certificate representing that such Bank Party is not a “bank” for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the

Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code). Unless the Borrower and the Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank Party organized under the laws of a jurisdiction outside the United States and no additional amounts will be payable to the Bank Party under Section 8.04(a). If a Bank Party is unable to deliver one of these forms or if the forms provided by a Bank Party at the time such Bank Party first becomes a party to this Agreement or at the time a Bank Party changes its Applicable Lending Office (other than at the request of the Borrower) or designates a Conduit Bank indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such appropriate forms; provided, however, that (i) that should a Bank Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank Party shall reasonably request to assist such Bank Party to recover such Taxes and (ii) if at the effective date of a transfer pursuant to which a Bank Party becomes a party to this Agreement, the Bank Party assignor was entitled to payments under Section 8.04(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank Party assignee on such date. If a payment made to a Bank Party under any Financing Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank Party shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank Party has complied with such Bank Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date. Each Bank Party agrees to indemnify the Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by any governmental authority as a result of the failure by such Bank Party to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Bank Party to the Agent pursuant to subsection (d). Each Bank Party agrees to authorize the Agent to set off and apply any and all amounts at any time owing to such Bank Party under this Agreement against any amount due to the Agent under this subsection (e).

(e)    If the Borrower is required to pay additional amounts to or for the account of any Bank Party pursuant to this Section 8.04, then such Bank Party shall use reasonable effort

(consistent with internal policy and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank Party, is not otherwise disadvantageous to such Bank Party.

(f)    Each Bank Party and the Agent agrees that it will promptly (within 30 days) after receiving notice thereof from any taxing authority, notify the Borrower of the assertion of any liability by such taxing authority with respect to Taxes or Other Taxes; provided that the failure to give such notice shall not relieve the Borrower of its obligations under this Section 8.04 except to the extent that the Borrower has been prejudiced by such failure and except that the Borrower shall not be liable for penalties, interest or expenses accruing after such 30 day period until such time as it receives the notice contemplated above, after which time it shall be liable for interest, penalties and expenses accruing after such receipt.

(g)    If any Bank Party or the Agent shall receive a credit or refund from a taxing authority (as a result of any error in the imposition of Taxes or Other Taxes by such taxing authority) with respect to and actually resulting from an amount of such Taxes or Other Taxes paid by the Borrower pursuant to subsection (a) or (c) above, such Bank Party or the Agent shall promptly pay to the Borrower the amount so received (without interest thereon, whether or not received).

(h)    Without prejudice to the survival of any other agreement contained herein, the agreements, covenants and obligations contained in this Section 8.04 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Bank Party, or the payment in full of the principal of and interest on all Loans, Term Loan Notes and other advances made hereunder.

Eurodollar Loans.

Section 8.05    Base Rate Loans Substituted for Affected

If (a) the obligation of any Bank Party to make, or to continue or to convert outstanding Loans as or to, Eurodollar Loans to the Borrower has been suspended pursuant to Section 8.02 or (b) any Bank Party has demanded compensation under Section 8.03 or 8.04 with respect to its Eurodollar Loans to the Borrower shall, by at least five Eurodollar Business Days’ prior notice to such Bank Party through the Agent, have elected that the provisions of this Section 8.05 shall apply to such Bank Party, then, unless and until such Bank Party notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans to the Borrower which would otherwise be made by such Bank Party as (or continued or converted to) Eurodollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Bank Parties). If such Bank Party notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Bank Parties.

ARTICLE IX INTENTIONALLY OMITTED. ARTICLE X MISCELLANEOUS
Section 10.01 Intentionally Omitted.

Section 10.02 No Waivers.

No failure or delay by the Agent or any Bank Party in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Acknowledgment.

Section 10.03 Expenses; Indemnification; Waiver and

(a)The Borrower shall pay (i) all out-of-pocket expenses of the Agent and its Affiliates, including, without limitation, (A) reasonable fees and disbursements of outside counsel for the Agent in connection with the syndication of the Term Loan Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Financing Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder (whether or not the transactions contemplated hereby shall be consummated), (B) the reasonable fees and disbursements of the Collateral Trustees and their outside counsel and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency, workout, restructuring and other enforcement proceedings resulting therefrom.

(b)The Borrower agrees to indemnify the Agent (and any sub-agent thereof) and each Bank Party, and each Related Party of any of the foregoing (each, an “Indemnitee”) and hold each Indemnitee harmless from and against, any and all liabilities, losses, claims, damages and related costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing Documents or any actual or proposed use of proceeds of Loans; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment.

(c)In no event shall any Indemnitee be liable (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any of its Affiliates, equityholders, directors,

officers, agents or employees for any indirect, special, incidental, consequential or punitive damages relating to or arising out of the Financing Documents or any related transaction. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agent and each of the Banks, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents (including any amendment, waiver or other modification hereof or thereof) and (ii) neither the Agent nor any Bank has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Financing Document (irrespective of whether the Agent or any Bank has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Agent nor any Bank has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Bank severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Bank’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Banks under this subsection (c) are subject to the provisions of Section 2.11(e). All amounts due under this Section shall be payable no later than ten Domestic Business Days after demand therefor.

Section 10.04 Sharing of Payments.

Each Bank Party agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise (including, without limitation, through the application of any proceeds of the Creditor Group Collateral), receive payment of a proportion of the aggregate amount due and payable to such Bank Party hereunder which is greater than the proportion received by any other Bank Party (A) on account of Obligations due and payable to such Bank Party hereunder and under the Term Loan Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Bank Party at such time to (ii) the aggregate amount of Obligations due and payable to all Bank Parties hereunder and under the Term Loan Notes at such time) of payments on account of the Obligations due and payable to all the Bank Parties hereunder and under the Term Loan Notes at such time obtained by all the Bank Parties at such time or (B) on account of Obligations owing (but not due and payable) to such Bank Party hereunder and under the Term Loan Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Bank Party at such time to (ii) the aggregate amount of Obligations owing (but not due and payable) to all Bank Parties hereunder and under the Term Loan Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Bank Parties hereunder and under the Term Loan Notes at such time obtained by all of the Bank Parties at such time, such Bank Party shall forthwith purchase from the other Bank Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Bank Party to share the excess payment ratably with each of them; provided that nothing in this Section 10.04 shall impair the right of any Bank Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower owing to it. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Term Loan Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

Section 10.05 Amendments and Waivers.

Any provision of this Agreement or any other Financing Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that (a) no such amendment or waiver shall, unless signed by all the Bank Parties, (i) waive any of the conditions specified in Section 3.01 or 3.02 (with respect to the Extensions of Credit made or deemed to be made on the Closing Date); (ii) change the number of Bank Parties or the percentage of the aggregate unpaid principal amount of the Loans that shall be required for the Bank Parties or any of them to take any action hereunder; (iii) release all or substantially all of the Collateral in any transaction or series of related transactions; or (iv) amend Section 10.04 or this Section 10.05, (b) except for Permitted Amendments, no such amendment or waiver shall, unless signed by the Required Banks and each Bank Party if such Bank Party is directly adversely affected by such amendment or waiver, (i) reduce the principal of, or interest on, the Term Loan Notes held by such Bank Party or Loans outstanding to such Bank Party or any fees or other amounts payable to such Bank Party; (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) change (x) the order of application in the prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.10 in any manner that materially affects the Bank Parties under such Facilities or (y) the right of any Bank Party to pro rata sharing of payments pursuant to the terms hereof (except as otherwise specifically provided in clause (c)(i) below), (iv) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or (v) postpone the final maturity of the Loans and (c) no such amendment or waiver shall, unless signed by the Supermajority Banks (i) amend the definition of “Banks’ Ratable

Share” or (ii) unless otherwise set forth in Section 5.16, amend the definition of “Secured Holders” or “Secured Obligations” in the Collateral Trust Agreement or amend Sections 5.01, 8.01, 8.02 or 9.01 of the Collateral Trust Agreement; provided further that no such amendment or waiver shall release all or substantially all of the Creditor Group Collateral. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder except that (x) the Term Loan Commitments of any Defaulting Bank may not be increased or extended without the consent of such Defaulting Bank and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank.

Section 10.06 Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except, unless otherwise set forth in Section 5.11(a), the Borrower may not assign or otherwise transfer any of its rights and obligations under this Agreement without the prior written consent of all of the Bank Parties.

(b)Any Bank other than a Conduit Bank may, without notice to or consent of the Borrower and Agent, at any time grant to one or more banks or other institutions (each, a “Participant”) participating interests in any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (a) (i), (iv) through (vi) and clause
(b)of Section 10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest (subject to the requirements and limitations therein, including the requirements under Section 8.04(d) (it being understood that the documentation required under Section 8.04(d) shall be delivered to the participating Bank)); provided that such Participant (A) agrees to be subject to the provision of Section 8.04(f) and Section 10.16 as if it were an Assignee; and (B) shall not be entitled to receive any greater payment under Section 8.04, with respect to any participating interest, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority that occurs after the Participant acquired the applicable participating interest. Each Bank that grants a participating interest agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.16 with respect to any Participant. Each Bank that grants a participating interest shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interests in the Loans (the “Participant Register”); provided that no Bank shall have any obligations to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participating interest for all purposes under this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). No such participating interests shall be granted to any Person who at the time of such grant either (x) has been declared by the Agent to be a Defaulting Bank, (y) is known by the granting Bank to be a Defaulting Bank, or in each case any of its Subsidiaries, or (z) is the Borrower or an Affiliate of the Borrower, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing persons described in this sentence.

(c)Any Bank Party other than a Conduit Bank may at any time assign to one or more Eligible Investor (each, an “Assignee”) all, or a proportionate part of all, in each case in an amount not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Agent) (except in the case of an assignment which will result in a group of Banks which are managed by the same Bank Party holding a Term Loan Commitment of less than
$1,000,000), of its rights and obligations under this Agreement and the other Financing Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption in substantially the form of Exhibit C hereto, as the case may be, executed by such Assignee and such transferor Bank Party, with (and subject to) the subscribed consent of the Agent; provided that if an Assignee is an Affiliate of such transferor Bank Party, no such consent shall be required; and provided, further that under no circumstances may the Borrower or any of its Affiliates be an “Assignee” hereunder. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank Party of an amount equal to the purchase price agreed between such transferor Bank Party and such Assignee, such Assignee shall be a Bank Party party to this Agreement and shall have all the rights and obligations of a Bank Party as set forth in such instrument of assumption, and the transferor Bank Party shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank Party, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Term Loan Notes are issued to the Assignee. In connection with any such assignment, other than an assignment by a Bank Party to one of its own Affiliates, the transferor Bank Party or Assignee shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Bank to a Related Fund of such Bank). The Assignee shall deliver to the Borrower and the Agent certification as to exemption from, or reduction in, deduction or withholding of any United States federal income and backup withholding taxes as required by Section 8.04. Notwithstanding the foregoing, any

Conduit Bank may assign at any time to its designating Bank hereunder without the consent of the Borrower or the Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.06(c). The Agent shall be reasonable in withholding its consent to any attempted assignments to any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing persons described in this sentence.

(d)In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its pro rata share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.

(e)Any Bank Party may at any time assign all or any portion of its rights under this Agreement and the other Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank Party from its obligations hereunder. In the case of any Bank Party that is a fund that invests in bank loans, such Bank Party may, without the consent of the Borrower or the Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Bank Party under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that unless and until such holder, trustee or representative actually becomes a Bank Party in compliance with the other provisions of this Section 10.06, (i) no such pledge shall release the pledging Bank Party from any of its obligations under the Financing Documents and
(ii)such holder, trustee or representative shall not be entitled to exercise any of the rights of a Bank Party under the Financing Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(f)Each of the Borrower, the Agent and each Bank hereby confirms that it will not institute against a Conduit Bank or join any other Person in instituting against a Conduit Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Bank; provided, however, that each Bank designating any Conduit Bank hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Bank during such period of forbearance.

(g)The Agent shall maintain at its address referred to in Section 7.11, a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Bank Parties and the principal amount of the Loans owing to, each Bank Party from time to time (the “Register”). In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Bank as a Defaulting Bank. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Bank Parties may treat each Person whose name is recorded in the Register as a Bank Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.

Section 10.07 No Margin Stock.

Each of the Bank Parties represents to the Agent and each of the other Bank Parties that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 10.08 Governing Law; Submission to Jurisdiction.

This Agreement and the other Financing Documents shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court located in New York City, Borough of Manhattan, or federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Financing Documents (other than with respect to any action or proceeding by the Agent or the Borrower in respect of rights under any Collateral Document governed by laws other than the laws of the State of New York or with respect to any Collateral subject thereto), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 10.09 Release of Collateral.

Upon the sale, lease, transfer or other disposition of any item of Collateral in accordance with the terms of the Financing Documents, the Agent will, if required under the Collateral Documents, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Financing Documents.

Section 10.10 Counterparts; Integration; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon the Agent’s receipt of executed counterparts of this Agreement from the Agent, each Bank party to the Agreement on the date hereof and the Borrower.

Section 10.11 Confidentiality.

The Agent and each Bank Party agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Agent or any Bank Party from disclosing any such information (a) to the Agent, any other Bank Party or any affiliate of any Bank Party; (b) to any (i) actual or prospective transferee or (ii) Derivatives Obligations counterparty or such contractual counterparty’s professional advisor), in each case that agrees to comply with the provisions of this Section 10.11 or other provisions that are no less restrictive in any respect than this Section 10.11; (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates; (d) upon the request or demand of any governmental authority or regulatory body; (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law; (f) if required to do so in connection with any litigation or similar proceeding; (g) that has been publicly disclosed or that becomes available to the Agent, any Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower and as to which to the Agent, such Bank or any of their respective Affiliates has no knowledge that such information is being made available as a result of a breach of contract or duty by such source providing such information; (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank Party’s investment portfolio in connection with ratings issued with respect to such Bank Party; (i) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 10.11; or (j) in connection with the exercise of any remedy hereunder or under any other Financing Documents or any action or proceeding relating to this Agreement or any other Financing Document. Notwithstanding any other provision in this Agreement, the Borrower, the Agent and each Bank Party hereby agree that each of the Borrower, the Agent and each Bank Party (and each of the officers, directors, employees, accountants, attorneys and other advisors of the Agent and each Bank Party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to each of them relating to such U.S. tax treatment and U.S. tax structure.

Section 10.12 WAIVER OF JURY TRIAL.

EACH OF THE BORROWER, THE AGENT AND THE BANK PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.13 Severability; Modification to Conform to Law.

It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section 10.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Banks shall be limited by Debtor Relief Laws, as determined in good faith by the Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.14 Judgment Currency.

If for the purposes of enforcing the obligations of the Borrower hereunder it is necessary to convert a sum due from such Person in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent and the Bank Parties could purchase Dollars with such currency at or about 11:00 A.M. (New York City time) on the Domestic Business Day preceding that on which final judgment is given. The obligations in respect of any sum due to the Agent and the Bank Parties hereunder shall, notwithstanding any adjudication expressed in a currency other than Dollars, be discharged only to the extent that on the Domestic Business Day following receipt by the Agent and the Bank Parties of any sum adjudged to be so due in such other currency the Agent and the Bank Parties may in accordance with normal banking procedures purchase Dollars with such other currency; if the amount of

Dollars so purchased is less than the sum originally due to the Agent and the Bank Parties in Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such adjudication, to indemnify the Agent and the Bank Parties against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to the Agent and the Bank Parties, it shall remit such excess to the Borrower.

Section 10.15 Intentionally Omitted.

Section 10.16 Replacement of Banks.

If (i) any Bank or any participant of such Bank requests compensation under Section 8.03, or (ii) if the Borrower is required to pay any additional amount to any Bank or any participant of such Bank or any governmental authority for the account of any Bank or any participant of such Bank pursuant to Section 8.04, or (iii) if such Bank has failed to consent to any amendment, waiver or consent hereunder requiring the consent of all Banks or all Banks directly affected thereby as to which the Required Banks or the majority of Banks directly affected thereby have given their consent or (iv) a Bank is a Defaulting Bank (each, a “Non- Consenting Bank”) or if any other circumstance exists hereunder that gives the Borrower the right to replace a Bank as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Financing Documents to an assignee that shall assume such obligations (which assignee may be another Bank, if such Bank accepts such assignment), provided that:

(a)the Borrower shall have paid to the Agent the assignment fee specified in Section 10.06(c);

(b)such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Financing Documents (including any amounts under Section 2.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 8.03 or payments required to be made pursuant to Section 8.04, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)such assignment does not conflict with applicable laws or guidelines, directed duties or requests of, or agreements with, any governmental authority (whether or not having the force of law).

A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. If the Borrower elects to exercise its rights with respect to a Non-Consenting Bank pursuant to clause (iii) above, then it must exercise such rights with respect to all but not less than all such Non-Consenting Banks. Each Bank agrees that, if it becomes a Non-Consenting Bank, it shall execute and deliver to the Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Agent any Term Loan Note (if the assigning Bank’s Loans are evidenced by Term Loan Notes) subject to such Assignment and Assumption; provided, however, that the failure of any Non-Consenting Bank to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

Section 10.17 Permitted Amendments. Each Bank that is party hereto hereby agrees on its own behalf, and on behalf of its successors and assigns, as follows:

(a)    The Borrower may, by written notice to the Agent from time to time, make one or more offers to all Banks holding (i) Initial Term Loans, (ii) Incremental Term Loans and/or (iii) Other Term Loans, in each case on the same terms with respect to Banks holding the same class of Term Loans, to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Agent and reasonably acceptable to the Borrower. Such notice shall set forth (x) the terms and conditions of the requested Permitted Amendments and (y) the date on which responses from the applicable Banks in respect of such Permitted Amendment are required to be received (which shall not be less than three Domestic Business Days after the date of such notice). Only those Banks that consent to such Permitted Amendment (the “Accepting Banks”) will have the maturity of their applicable Loans and Term Loan Commitments extended and be entitled to receive any increase in the Base-Rate Margin or Eurodollar Margin, as applicable, and any fees (including prepayment premiums or fees), in each case, as provided therein.

(b)    The Borrower and each Accepting Bank shall execute and deliver to the Agent such documentation as the Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Agent shall promptly notify each Bank as to the effectiveness of each Permitted Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Amendment, this Agreement shall be deemed amended, as may be necessary or appropriate, in the opinion of the Agent, to effect the terms and provisions of the Permitted Amendment with respect to the Loans and Commitments of the Accepting Banks (including any amendments necessary to treat the Loans and Commitments of the Accepting Banks in a manner consistent with the other Loans and Commitments under this Agreement). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 10.17 unless the Agent, to the extent so reasonably requested by the Agent, shall have received legal opinions, board resolutions and officer's certificates consistent with those delivered pursuant to Section 3.01. This Section 10.17 shall supersede any provisions in Section 10.04 or Section 10.05 to the contrary.

Section 10.18 USA PATRIOT Act. Each Bank that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Agent or any Bank, provide all documentation and other information that the Agent or such Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)
(A)    the arranging and other services regarding this Agreement provided by the Agent and the Arranger Parties are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agent and the Arranger Parties, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A) the Agent and each Arranger Party each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Agent nor any Arranger Party has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (iii) the Agent and the Arranger Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agent nor any Arranger Party has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agent and the Arranger Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Electronic Execution of Assignments and Certain Other Documents.    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.Notwithstanding anything to the contrary in any Financing
Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the write- down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

applicable:

(b)	the effects of any Bail-In Action on any such liability, including, if

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
THE AES CORPORATION,
as Borrower

By:	/s/ Daniel Stadelmann Name: Daniel Stadelmann
Title: Vice President & Treasurer
    Address: 4300 Wilson Boulevard
    Arlington, VA 222093
    Fax:

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as Agent and a Bank

By:__/s/ Kevin Crealese
Name: Kevin Crealese
Title: Managing Director

[Signature Page to Cred it Agreement]

BARCLAYS BANK PLC, as Bank

By:__/s/ Kevin Crealese
Name: Kevin Crealese
Title: Managing Director

[Signature Page to Cred it Agreement]

Appendix I

Initial Term Loan Facility

Lender	Initial Term Loan Commitment
Barclays Bank PLC	$525,000,000.00
Total	$525,000,000.00

#89680998v2

AES – Appendix I to Credit Agreement

PLEDGOR: AES CORP.
Legal Name	Jurisdiction of Incorporation	Types of Shares	Authorized Shares	Outstanding Shares	Percentage Owned by AES	Certificate No.	% Pledged
AES Alamitos Development, Inc.	Delaware	Common	10	10	100	2	100
AES Barka Services, Inc.	Delaware	Common	200	200	100	4	65
AES Big Sky, L.L.C.	Virginia	Units	1,000	100	100	2	65
AES California Management Co., Inc.	Delaware	Common	10	10	100	4	100
AES Climate Solutions Holdings, LLC	Delaware	Units	1,000	100	100	3	65
AES Columbia Power, LLC	Delaware	Units	1,000	10	100	2	100
AES Connecticut Management, L.L.C.	Delaware	Units	1,000	10	100	2	100
AES DPL Holdings, LLC	Delaware	Units	1000	10	100	1	100
AES EDC Holding, L.L.C.	Delaware	Units	1,000	10	100	4	65
AES ES Holdings, LLC	Delaware	Units	1000	10	100	1	100
AES Energy Storage Holdings, LLC	Delaware	Units	N/A	10	100	1	100
AES Engineering, Ltd.	Cayman	Ordinary	50,000	1,000	100	6	65
AES Foreign Energy Holdings, LLC	Delaware	Units	1,000	100	100	3	65
AES Hawaii Management Company, LLC	Delaware	Units	100	10	100	1	100
AES Kalaeloa Venture, L.L.C.	Delaware	Units	1,000	10	100	2	100

1

PLEDGOR: AES CORP.

Legal Name	Jurisdiction of Incorporation	Types of Shares	Authorized Shares	Outstanding Shares	Percentage Owned by AES	Certificate No.	% Pledged
AES Keystone, L.L.C.	Delaware	Units	N/A	10	100	2	100
AES King Harbor, Inc.	Delaware	Common	10	10	100	2	100
AES Odyssey, L.L.C.	Delaware	Units	1,000	10	100	2	100
AES Pacific, Inc.	Delaware	Common	10	10	100	1	100
AES Riverside Holdings, L.L.C.	Delaware	Common	1,000	10	100	2	100
AES Solar Holdings. LLC	Delaware	Units	1,000	100	100	2	65
AES Stonehaven Holding, Inc.	Delaware	Common	100	100	100	5	65
AES Texas Funding III, L.L.C.	Delaware	Units	1,000	10	100	4	100
AES US Distributed Solar Holdings, LLC	Delaware	Units	1,000	10	100	1	100
AES US Generation, LLC	Delaware	Units	1,000	10	100	1	100
AES U.S. Holdings, LLC	Delaware	Units	1,000	10	100	1	100
AES US Wind Development, L.L.C	Delaware	Units	1,000	10	100	2	100
AES Western Power Holdings, L.L.C	Delaware	Units	1,000	10	100	2	100
Cavanal Minerals, L.L.C.	Delaware	Common	10	10	100	3	100

2

PLEDGOR: AES INTERNATIONAL HOLDINGS II, LTD.
Legal Name	Jurisdiction of Incorporation	Types of Shares	Authorized Shares	Outstanding Shares	Percentage Owned by AES	Certificate No.	% Pledged
AES El Salvador, LLC	Virginia	Ordinary	1,000	100	100	2	65

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Schedule II

ASSIGNED AGREEMENTS

Grantor	Assigned Agreement
The AES Corporation
Tax Sharing Agreement dated as of June 23, 1987 (as amended, supplemented or modified through the date hereof) among The AES Corporation (formerly known as Applied Energy Services, Inc.), AES Oklahoma Management Co., Inc., AES Shady Point, Inc., Combustion Engineering, Inc., and Union Bank of California
N.A. (formerly known as Union Bank), as successor in interest to Security Pacific National Bank, as agent.

The AES Corporation
Tax Sharing Agreement dated as of March 20, 1990 (as amended, supplemented or modified through the date hereof) among The AES Corporation (formerly known as Applied Energy Services, Inc.), AES Hawaii Management Company, Inc., AES Hawaii, Inc. (formerly known as AES Barbers Point, Inc.), and Union Bank of California N.A. (formerly known as Union Bank), as successor in interest to Security Pacific National Bank, as agent.

The AES Corporation
Tax Sharing Agreement dated as of March 28, 2001 (as amended, supplemented or modified through the date hereof) among The AES Corporation, IPALCO Enterprises, Inc., and each corporation or other entity listed therein.

NYDOCS02/933252.1
#89678580v2

SCHEDULE III

Non-Pledged Subsidiary    Jurisdiction of Incorporation AES Corp
AES (India) Private Limited    India
AES Alicura Holdings S.C.A    Argentina
AES Arlington Services, LLC    Delaware
AES Aurora, Inc.    Delaware
AES Bainbridge Holdings, LLC    Delaware
AES Brazil, Inc.    Delaware
AES Calgary, Inc.    Delaware
AES Cartegena Holdings BV    The Netherlands
AES Communications Latin America, Inc.    Delaware
AES Communications Latin America, Inc.    Delaware
AES Desert Power, L.L.C.    Delaware
AES Development de Argentina S.A.    Argentina
AES Disaster Relief Fund    Virginia
AES Drax Financing, Inc.    Delaware
AES Endeavor, Inc.    Delaware
AES Energy, Ltd.    Bermuda
AES Finance and Development, Inc.    Delaware
AES Global Insurance Company    Vermont
AES Global Mobility Services, LLC    Delaware
AES GPH Holdings, Inc.    Delaware
AES Highgrove Holdings, L.L.C.    Delaware
AES Huntington Beach Development, L.L.C.    Delaware
AES India, L.L.C.    Delaware
AES Indiana Holdings, L.L.C.    Delaware
AES International Holdings II, Ltd.    British Virgin Islands
AES Lumos Holdings, LLC    Delaware
AES NA Central, L.L.C.    Delaware
AES North America Development, LLC    Delaware
AES Oasis Holdco, Inc.    Delaware
AES Orissa Distribution Private Limited    India
AES Orissa Distribution Private Limited    India
AES Orissa Distribution Private Limited    India
AES Pacific, L.L.C.    Delaware
AES Pakistan (Pvt) Ltd.    Pakistan
AES Pakistan Operations, Ltd.    Delaware
AES Parana II Limited Partnership    Cayman Islands
AES Puerto Rico Services, Inc.    Delaware
AES SACEF Investment, LLC    Delaware
AES Services, Inc.    Delaware
AES Silk Road, Inc.    Delaware
AES Solar Energy, LLC    Delaware
AES South American Holdings, Ltd.    Cayman Islands
AES Southland Energy Holdings, LLC    Delaware
AES Sul, L.L.C.    Delaware
AES Transpower Private Ltd.    Singapore
AES UK Power Holdings Limited    United Kingdom
AES UK Power, L.L.C.    Delaware
AES US Services, LLC    Delaware

Cemig II C.V.    Netherlands
Global Energy Holdings C.V.    The Netherlands
Health and Welfare Benefit Plans LLC    Delaware
TEG/TEP Management, LLC    Delaware
Thermo Fuels Company, Inc.    California

AES INTERNATIONAL HOLDINGS II, LTD

AES Argentina Investments, Ltd.    Cayman Islands
AES Argentina Operations, Ltd.    Cayman Islands
AES Brasil Ltda    Brazil
AES Interenergy, Ltd.    Cayman Islands
AES Merida Management Services, S. de R.L. de C.V.    Mexico
AES Pak Holdings, Ltd.    British Virgin Islands
AES Peru S.R.L.    Peru
AES Pirin Holdings, Ltd.    Cayman Islands
AES Soluciones, Limitada de Capital Variable    El Salvador
AES South Point, Ltd.    Cayman Islands
AES Yucatan, S. de R.L. de C.V.    Mexico
CCS Telecarrier    Cayman Islands

SCHEDULE IV: QUALIFIED HOLDING COMPANIES

AES Argentina Holdings S.C.A. AES Chaparron I, Ltd.
AES Chaparron II, Ltd. AES Chigen Holdings Ltd.
AES Climate Solutions Holdings, L. P. AES Climate Solutions Holdings, LLC AES Climate Solutions Holdings I, LLC AES Climate Solutions Holdings II, LLC AES Communications Latin America, Inc. AES EDC Holding, LLC
AES GEI US Finance, Inc.
AES International Holdings Ltd. AES LNG Holding II, Ltd.
AES Oasis Holdco (Cayman) Ltd. AES Oman Holdings Ltd.
AES Overseas Holdings (Cayman) Ltd. AES Platense Investments Uruguay S.C.A. AES Songas Holdings Ltd.
AES Transgas I, Ltd. AES Transgas II, Ltd.
AES Venezuela Finance Ltd. Cemig II C.V.
Global Energy Holdings CV Inversiones LK SpA
La Plata II, Ltd. La Plata III C.V.
Mercury Chile Holdco, Ltd. Mercury Chile Co. II, Ltd.

#89678591v3

Schedule 2.10

Discounted Loan Prepayments

Section 1 Definitions:

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement to which this Schedule 2.10 is attached. The following terms as used in this Schedule 2.10 have the following meanings.
“Acceptable Discount” has the meaning set forth in Section 2(D)(2). “Acceptable Prepayment Amount” has the meaning set forth in Section 2(D)(3). “Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit D.

“Acceptance Date” has the meaning set forth in Section 2(D)(2). “Applicable Discount” has the meaning set forth in Section 2(C)(2).
“Auction Agent” means (a) the Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2(A); provided that the Borrower shall not designate the Agent as the Auction Agent without the written consent of the Agent (it being understood that the Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.
“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2(B).
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Bank of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2(C).
“Discount Prepayment Accepting Bank” has the meaning set forth in Section

2(B)(2).

2(C)(1).

“Discount Range” has the meaning set forth in Section 2(C)(1).
“Discount Range Prepayment Amount” has the meaning set forth in Section

“Discount Range Prepayment Notice” means a written notice of a Borrower

Solicitation of Discount Range Prepayment Offers made pursuant to Section 2(C) substantially in the form of Exhibit E.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Bank, substantially in the form of Exhibit F, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning set forth in Section 2(C)(1).
“Discount Range Proration” has the meaning set forth in Section 2(C)(3). “Discounted Loan Prepayment” has the meaning set forth in Section 2(A). “Discounted Prepayment Determination Date” has the meaning set forth in
Section 2(D)(3).
“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Domestic Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2(B), Section 2(C) or Section 2(D), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.
“Identified Qualifying Banks” has the meaning set forth in Section 2(D)(3).

“Offered Amount” has the meaning set forth in Section 2(D)(1). “Offered Discount” has the meaning set forth in Section 2(D)(1). “Participating Bank” has the meaning set forth in Section 2(C)(2).
“Qualifying Bank” has the meaning set forth in Section 2(D)(3).
“Solicited Discount Proration” has the meaning set forth in Section 2(D)(3). “Solicited Discounted Prepayment Amount” has the meaning set forth in
Section 2(D)(1).
“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2(D) substantially in the form of Exhibit G.
“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Bank, substantially in the form of Exhibit H, submitted following the Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2(D)(1).
“Specified Discount” has the meaning set forth in Section 2(B)(1).
“Specified Discount Prepayment Amount” has the meaning set forth in Section
2(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2(B) substantially in the form of Exhibit I.
“Specified Discount Prepayment Response” means the irrevocable written response by each Bank, substantially in the form of Exhibit J, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2(B)(1).
“Specified Discount Proration” has the meaning set forth in Section 2(B)(3). “Submitted Amount” has the meaning set forth in Section 2(C)(1). “Submitted Discount” has the meaning set forth in Section 2(C)(1).

Section 2. Discounted Loan Prepayments

(A)    The Borrower shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 2; provided that the Borrower shall not initiate any action under this Section 2 in order to make a Discounted Loan Prepayment unless (I) at least ten Domestic Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three Domestic Business Days shall have passed since the date the Borrower was notified that no Bank was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B)    (1) The Borrower may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with five Domestic Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to (x) each Bank and/or (y) each Bank with respect to any tranche of Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Bank with respect to the applicable tranche of Loans subject to such offer with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Bank to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time), on the third Domestic Business Day after the date of delivery of such notice to such Banks (the “Specified Discount Prepayment Response Date”).

(2)    Each Bank receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Loans at the Specified Discount and, if so (such accepting Bank, a “Discount Prepayment Accepting Bank”), the amount and the tranches of such Bank’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Bank shall be irrevocable. Any Bank whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3)    If there is at least one Discount Prepayment Accepting Bank, the Borrower will make a prepayment of outstanding Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Bank in accordance with the respective outstanding amount and tranches of Loans specified in such Bank’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Banks exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Banks in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Bank and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Domestic Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Banks’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid,
(II) each Bank of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Bank of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and type of Loans of such Bank to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and such Banks shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)    (1) The Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Domestic Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Bank and/or (y) each Bank with respect to any tranche of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range

Prepayment Amount”), the tranche or tranches of Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans with respect to each relevant tranche of Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each applicable Bank with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Bank to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time) on the third Domestic Business Day after the date of delivery of such notice to such Banks (the “Discount Range Prepayment Response Date”). Each Bank’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Bank is willing to allow prepayment of any or all of its then outstanding Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Bank’s Loans (the “Submitted Amount”) such Bank is willing to have prepaid at the Submitted Discount. Any Bank whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Loans at any discount to their par value within the Discount Range.

(2)The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Bank that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Bank, a “Participating Bank”).

(3)If there is at least one Participating Bank, the Borrower will prepay the respective outstanding Loans of each Participating Bank in the aggregate principal amount and of the tranches specified in such Bank’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Banks offered at a discount to par greater than the Applicable Discount exceeds the Discount Range

Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Banks whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Banks”) shall be made pro rata among the Identified Participating Banks in accordance with the Submitted Amount of each such Identified Participating Bank and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Domestic Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Banks’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Bank of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Bank of the aggregate principal amount and tranches of such Bank to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Bank of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Banks shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)    (1) The Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Domestic Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Bank and/or (y) each Bank with respect to any tranche of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Bank with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Bank to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time) on the third Domestic Business Day after the date of delivery of such notice to such Banks (the “Solicited Discounted Prepayment Response Date”). Each Bank’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Bank is willing to allow prepayment of its then outstanding Loan and the maximum aggregate principal amount and tranches of such Loans (the “Offered Amount”) such Bank is willing to have prepaid at the Offered Discount. Any Bank whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Loans at any discount.

(2)The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Banks in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any. If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Domestic Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three Domestic Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2(D). If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Bank that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Bank, a “Qualifying Bank”). The Borrower will prepay outstanding Loans pursuant to this subsection (D) to each Qualifying Bank in the aggregate principal amount and of the tranches specified in such Bank’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Banks whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Loans for those Qualifying Banks whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Banks”) shall be made pro rata among the Identified Qualifying Banks in accordance with the Offered Amount of each such Identified Qualifying Bank and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Bank of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each

Qualifying Bank of the aggregate principal amount and the tranches of such Bank to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Bank of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Banks shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)    In connection with any Discounted Loan Prepayment, the Borrower and the Banks acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.

(F)	If any Loan is prepaid in accordance with paragraphs (B) through
(D)above, the Borrower shall prepay such Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Agent, for the account of the Discount Prepayment Accepting Banks, Participating Banks, or Qualifying Banks, as applicable, in immediately available funds not later than 11:00 a.m. (New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro-rata basis across such installments. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Loans pursuant to this Section 2 shall be paid to the Discount Prepayment Accepting Banks, Participating Banks, or Qualifying Banks, as applicable, and shall be applied to the relevant Loans of such Banks in accordance with their respective pro rata share. The aggregate principal amount of the tranches and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment.

(G)    To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower. Notwithstanding anything in any Financing Document to the Contrary, the Borrower shall represent and warrant to the Agent and each Bank as of the date of any Borrower offer of Specified Discount Prepayment Notice, Discount Range Prepayment Notice, and Solicited Discount Prepayment Notice and as of the date of any Discounted Prepayment Effective Date, that (a) it is not in possession of any information with respect to the Borrower or any of its Subsidiaries or the securities of any of them that (i) has not been disclosed by or on behalf of the Borrower or any of its Subsidiaries to the Banks generally prior to the date of determination and (ii) could be “material” as such term is used in the United States Federal and state securities laws, and (b) it was not directed to make the Discounted Loan Prepayment by an Affiliate which had information of the type referred to in clause (a). In the event that on or prior to the date of any prepayment made pursuant to Section 2(B)(3), (C)(3) and (D)(3), the foregoing representation and warranty will not be true and correct, the Borrower shall promptly notify each Bank that was notified by the Auction Agent as being scheduled to receive a Discounted Loan Prepayment pursuant to this Section 2, and any such Bank may revoke its right to such Discounted Loan Prepayment within two Domestic Business Days of receiving such notification by the Borrower.

(H)    Notwithstanding anything in any Financing Document to the contrary, for purposes of this Section 2, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Domestic Business Day.

(I)    The Borrower and the Banks acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2 by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2 as well as activities of the Auction Agent.

(J)    The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Bank, as applicable, pursuant to this Section 2 shall not constitute a Default or Event of Default under Section 6.01 or otherwise).

Schedule 7.11

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Barclays Bank PLC
745 7th Avenue, 24th Floor New York, NY 10019 Attention: Graeme Palmer Telephone: 212-526-4650
Electronic Mail: Graeme.Palmer@barclays.com

Account No.: 050-019104 Ref: The AES Corporation ABA# 026002574

Other Notices as Administrative Agent:
Barclays Bank PLC 700 Prides Crossing
Newark, DE 19713
Attention: Timothy O’Connell Telephone: 302-286-2355
Telecopier: 281-898-7432
Electronic Mail: Timothy.O’Connell@barclays.com
12818987432@TLS.LDSPROD.COM

BORROWER:

The AES Corporation 4300 Wilson Boulevard
Arlington, Virginia 22203 Attention: AES General Counsel Email: brian.miller@aes.com

#89680984v2

EXHIBIT A

FORM OF TERM LOAN NOTE

Date:    _, 20

$ [    ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to or registered assigns (the “Bank”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Bank to the Borrower under that certain Credit Agreement, dated as of May 24, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among The AES Corporation, a Delaware corporation (the “Borrower”), Barclays Bank PLC, as Agent for the Bank Parties (the “Agent”) and each Bank from time to time party thereto. The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Agent for the account of the Bank in Dollars in immediately available funds at the Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Bank shall be evidenced by one or more loan accounts or records maintained by the Bank in the ordinary course of business. The Bank may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

#89678476v4

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE AES CORPORATION

By:      Name:      Title:

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LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of Loan	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Made	Loan Made	Period	This Date	Date	Made By

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EXHIBIT C

FORM OF TERM LOAN FACILITY ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Bank][their respective capacities as Banks] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Bank)][the respective Assignors (in their respective capacities as Banks)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Bank]]

3.	Borrower(s): The AES Corporation

4.	Agent: Barclays Bank PLC, as the agent under the Credit Agreement

5.
Credit Agreement: Credit Agreement, dated as of May 24, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among The AES Corporation, a Delaware corporation (the “Borrower”), Barclays Bank PLC, as Agent for the Bank Parties and each lender from time to time party thereto (collectively, the “Banks” and individually, a “Bank”)

6.	Assigned Interest[s]:

Assignor[s]5	Assignee[s]6	Facility Assigned7	Aggregate Amount of Commitment/Loa ns for all Banks8	Amount of Commitme nt/Loans Assigned	Percentage Assigned of Commitment/ Loans9	CUSIP Number
		_	$	$ _	_%
		_	$	$ _	_%
		_	$	$ _	_%

[7.    Trade Date:        ]10

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loan Commitment”, etc.).

8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9 Set forth, to at least 9 decimals, as a percentage of the Loans of all Banks thereunder.

10 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date:    , 20 [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:	Title:

ASSIGNEE
[NAME OF ASSIGNEE]

[Consented to and]11 Accepted: BARCLAYS BANK PLC, as
Agent

By:	Title:

By:	Title:

11 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(c) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(c) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4.05 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and
(vii) if it is a Foreign Bank, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Agent, [the][any] Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

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3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT D

FORM OF ACCEPTANCE AND PREPAYMENT NOTICE

Date:    _, 20

To: Barclays Bank PLC, as Auction Agent Ladies and Gentlemen:
This Acceptance and Prepayment Notice is delivered to you pursuant to (a) Section 2(D) of Schedule 2.10 of that certain Credit Agreement, dated as of May 24, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among The AES Corporation, a Delaware corporation (the “Borrower”), Barclays Bank PLC, as Agent for the Bank Parties (the “Agent”) and each lender from time to time party thereto (collectively, the “Banks” and individually, a “Bank”) and (b) that certain Solicited Discounted Prepayment Notice, dated
    , 20 , from the Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2(D) of Schedule 2.10 of the Credit Agreement, the Borrower hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [[•]% in respect of the Loans] [[•]% in respect of the [•, 20•]1 tranche[(s)] of the [ ]2 Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.

The Borrower expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2(D) of Schedule 2.10 of the Credit Agreement.

The Borrower hereby represents and warrants to the Auction Agent and [the Banks][each Bank of the [•, 20•]3 tranche[s] of the [ ]4 Loans] as follows:

1.[At least ten Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.] [At least three Business Days have passed since the date the Borrower was notified that no Bank was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Bank.]5

1    List multiple tranches if applicable.
2    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
3    List multiple tranches if applicable.
4    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
5    Insert applicable representation.

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2.The Borrower (a) does not possess any information with respect to the Borrower or any of its Subsidiaries or the securities of any of them that (i) has not been disclosed by or on behalf of the Borrower or any of its Subsidiaries to the Banks generally prior to the date hereof and (ii) could be “material” as such term is used in the United States Federal and state securities laws, and (b) was not directed to deliver this Acceptance and Prepayment Notice in connection with a proposed Discounted Loan Prepayment by an Affiliate which had information of the type referred to in clause (a).

The Borrower acknowledges that the Auction Agent and the relevant Banks are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.

The Borrower requests that the Auction Agent promptly notify each Bank party to the Credit Agreement of this Acceptance and Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

THE AES CORPORATION

By:	Name:
Title:

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EXHIBIT E

FORM OF DISCOUNT RANGE PREPAYMENT NOTICE

Date:    _, 20

To: Barclays Bank PLC, as Auction Agent Ladies and Gentlemen:
This Discount Range Prepayment Notice is delivered to you pursuant to Section 2(C) of Schedule 2.10 of that certain Credit Agreement, dated as of May 24, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among The AES Corporation, a Delaware corporation (the “Borrower”), Barclays Bank PLC, as Agent for the Bank Parties (the “Agent”) and each lender from time to time party thereto (collectively, the “Banks” and individually, a “Bank”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2(C) of Schedule 2.10 of the Credit Agreement, the Borrower hereby requests that [each Bank] [each Bank of the [•, 20•]1 tranche[s] of the [ ]2 Loans] submit a Discount Range Prepayment Offer. Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.This Borrower Solicitation of Discount Range Prepayment Notice is extended at the sole discretion of the Borrower to [each Bank] [each Bank of the [•, 20•]3 tranche[s] of the
[ ]4 Loans].

2.The maximum aggregate principal amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is [$[•] of Loans] [$[•] of the [•, 20•]5 tranche[(s)] of the [__]6 Loans] (the “Discount Range Prepayment Amount”).7

3.The Borrower is willing to make Discount Loan Prepayments at a percentage discount to par value greater than or equal to [[•]% but less than or equal to [•]% in respect of the Loans] [[•]% but less than or equal to [•]% in respect of the [•, 20•]8 tranche[(s)] of the [__]9 Loans] (the “Discount Range”).

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Discount Range Prepayment Offer by no later than 5:00 p.m., New York time, on the

1    List multiple tranches if applicable.
2    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
3    List multiple tranches if applicable.
4    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
5    List multiple tranches if applicable.
6    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
7    Minimum of $10.0 million and whole increments of $1.0 million.
8    List multiple tranches if applicable.
9    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).

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date that is the third Business Day following the date of delivery of this notice pursuant to Section 2(C) of Schedule 2.10 of the Credit Agreement.

The Borrower hereby represents and warrants to the Auction Agent and [the Banks][each Bank of the [•, 20•]10 tranche[s] of the [ ]11 Loans] as follows:

1.[At least ten Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by a Borrower on the applicable Discounted Prepayment Effective Date.][At least three Business Days have passed since the date the Borrower was notified that no Bank was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Bank.]12

2.As of the date hereof and as of the date of any Discounted Prepayment Effective Date with respect to this Discount Range Prepayment Notice, the Borrower (a) does not possess any information with respect to the Borrower or any of its Subsidiaries or the securities of any of them that (i) has not been disclosed by or on behalf of the Borrower or any of its Subsidiaries to the Banks generally prior to each such date and (ii) could be “material” as such term is used in the United States Federal and state securities laws, and (b) was not directed to deliver this Discount Range Prepayment Notice in connection with a proposed Discounted Loan Prepayment by an Affiliate which had information of the type referred to in clause (a). The Borrower agrees that if on or prior to the Discounted Prepayment Effective Date with respect to this Discount Range Prepayment Notice this representation and warranty will not be true and correct, it shall promptly notify each Bank that was notified by the Auction Agent as being scheduled to receive a Discounted Loan Prepayment in connection with this Discount Range Prepayment Notice, and any such Bank may revoke its right to such Discounted Loan Prepayment within two Domestic Business Days of receiving such notification by the Borrower.

The Borrower acknowledges that the Auction Agent and the relevant Banks are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.

The Borrower requests that the Auction Agent promptly notify each Bank party to the Credit Agreement of this Discount Range Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

10    List multiple tranches if applicable.
11    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
12    Insert applicable representation.

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IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

THE AES CORPORATION

By:	Name:
Title:

Enclosure: Form of Discount Range Prepayment Offer

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EXHIBIT F

FORM OF DISCOUNT RANGE PREPAYMENT OFFER

Date:    _, 20

To: Barclays Bank PLC, as Auction Agent Ladies and Gentlemen:
Reference is made to (a) that Credit Agreement, dated as of May 24, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among The AES Corporation, a Delaware corporation (the “Borrower”), Barclays Bank PLC, as Agent for the Bank Parties (the “Agent”) and each lender from time to time party thereto (collectively, the “Banks” and individually, a “Bank”), and (b) that certain Discount Range Prepayment Notice, dated    , 20 , from the applicable Borrower (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Bank hereby gives you irrevocable notice, pursuant to Section 2(C)(1) of Schedule 2.10 of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:

1.This Discount Range Prepayment Offer is available only for prepayment on [the Loans] [the [•, 20•]1 tranche[s] of the [ ]2 Loans] held by the undersigned.

2.The maximum aggregate principal amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):

[Loans - $[•]]

[[•, 20•]3 tranche[s] of the [ ]4 Loans - $[•]]

3.The percentage discount to par value at which such Discounted Loan Prepayment may be made is [[•]% in respect of the Loans] [[•]% in respect of the [•, 20•]5 tranche[(s)] of the [ ]6 Loans] (the “Submitted Discount”).

The undersigned Bank hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans] [[•, 20•]7 tranche[s] of the [__]8 Loans] indicated above pursuant to

1    List multiple tranches if applicable.
2    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
3    List multiple tranches if applicable.
4    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
5    List multiple tranches if applicable.
6    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
7    List multiple tranches if applicable.

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Section 2(C)(1) of Schedule 2.10 of the Credit Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

8    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).

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IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[NAME OF BANK]

By:	Name:
Title:

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EXHIBIT G

FORM OF SOLICITED DISCOUNTED PREPAYMENT NOTICE

Date:    _, 20

To: Barclays Bank PLC, as Auction Agent Ladies and Gentlemen:
This Solicited Discounted Prepayment Notice is delivered to you pursuant to
Section 2(D) of Schedule 2.10 of that certain Credit Agreement, dated as of May 24, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among The AES Corporation, a Delaware corporation (the “Borrower”), Barclays Bank PLC, as Agent for the Bank Parties (the “Agent”) and each lender from time to time party thereto (collectively, the “Banks” and individually, a “Bank”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2(D) of Schedule 2.10 of the Credit Agreement, the Borrower hereby requests that [each Bank] [each Bank of the [•, 20•]1 tranche[s] of the [ ]2 Loans] submit a Solicited Discounted Prepayment Offer. Any Discounted Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Borrower to [each Bank] [each Bank of the [•, 20•]3 tranche[s] of the [ ]4 Loans].

2.The maximum aggregate amount of the Discounted Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):5

[Loans - $[•]]

[[•, 20•]6 tranche[s] of the [ ]7 Loans - $[•]]

The Borrower hereby represents and warrants to the Auction Agent and [the Banks][each Bank of the [•, 20•]8 tranche[s] of the [ ]9 Loans] that, as of the date hereof and as of the date of any Discounted Prepayment Effective Date with respect to this Specified Discount Prepayment Notice, the Borrower (a) does not possess any information with respect to the Borrower or any of its Subsidiaries or

1    List multiple tranches if applicable.
2    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
3    List multiple tranches if applicable.
4    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
5    Minimum of $10.0 million and whole increments of $1.0 million.
6    List multiple tranches if applicable.
7    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
8    List multiple tranches if applicable.
9    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).

NYDOCS02/932613    G-1    AES - Form of Solicited Discounted Prepayment Notice
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the securities of any of them that (i) has not been disclosed by or on behalf of the Borrower or any of its Subsidiaries to the Banks generally prior to each such date and (ii) could be “material” as such term is used in the United States Federal and state securities laws, and (b) was not directed to deliver this Solicited Discount Prepayment Notice in connection with a proposed Discounted Loan Prepayment by an Affiliate which had information of the type referred to in clause (a). The Borrower agrees that if on or prior to the Discounted Prepayment Effective Date with respect to this Solicited Discount Prepayment Notice this representation and warranty will not be true and correct, it shall promptly notify each Bank that was notified by the Auction Agent as being scheduled to receive a Discounted Loan Prepayment in connection with this Solicited Discount Prepayment Notice, and any such Bank may revoke its right to such Discounted Loan Prepayment within two Domestic Business Days of receiving such notification by the Borrower.

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Solicited Discounted Prepayment Offer by no later than 5:00 p.m., New York time on the date that is the third Business Day following delivery of this notice pursuant to Section 2(D) of Schedule 2.10 of the Credit Agreement.

The Borrower requests that the Auction Agent promptly notify each Bank party to the Credit Agreement of this Solicited Discounted Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

NYDOCS02/932613    G-2    AES - Form of Solicited Discounted Prepayment Notice
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IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

THE AES CORPORATION

By:	Name:
Title:

Enclosure: Form of Solicited Discounted Prepayment Offer

NYDOCS02/932613    G-3    AES - Form of Solicited Discounted Prepayment Notice
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EXHIBIT H

FORM OF SOLICITED DISCOUNTED PREPAYMENT OFFER

Date:    _, 20

To: Barclays Bank PLC, as Auction Agent Ladies and Gentlemen:
Reference is made to (a) that Credit Agreement, dated as of May 24, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among The AES Corporation, a Delaware corporation (the “Borrower”), Barclays Bank PLC, as Agent for the Bank Parties (the “Agent”) and each lender from time to time party thereto (collectively, the “Banks” and individually, a “Bank”), and (b) that certain Solicited Discounted Prepayment Notice, dated    , 20__, from the applicable Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice by or before no later than 5:00 p.m. New York time on the third Business Day following your receipt of this notice.

The undersigned Bank hereby gives you irrevocable notice, pursuant to Section 2(D) of Schedule 2.10 of the Credit Agreement, that it is hereby offering to accept a Discounted Loan Prepayment on the following terms:

1.This Solicited Discounted Prepayment Offer is available only for prepayment on the [Loans][[•, 20•]1 tranche[s] of the [ ]2 Loans] held by the undersigned.

2.The maximum aggregate principal amount of the Discounted Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):

[Loans - $[•]]

[[•, 20•]3 tranche[s] of the [ ]4 Loans - $[•]]

1    List multiple tranches if applicable.

2    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).

3    List multiple tranches if applicable.

4    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).

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3.The percentage discount to par value at which such Discounted Loan Prepayment may be made is [[•]% in respect of the Loans] [[•]% in respect of the [•, 20•]5 tranche[(s)] of the [ ]6 Loans] (the “Offered Discount”).

The undersigned Bank hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans] [[•, 20•]7 tranche[s] of the [__]8 Loans] pursuant to Section 2(D) or Schedule
2.10    of the Credit Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Bank’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

5    List multiple tranches if applicable.
6    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
7    List multiple tranches if applicable.
8    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).

NYDOCS02/932613    H-2    AES - Form of Solicited Discounted Prepayment Offer
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IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[NAME OF BANK]

By:	Name:
Title:

NYDOCS02/932613    H-3    AES - Form of Solicited Discounted Prepayment Offer
#89678476v4

EXHIBIT I

FORM OF SPECIFIED DISCOUNT PREPAYMENT NOTICE

Date:    _, 20

To: Barclays Bank PLC, as Auction Agent Ladies and Gentlemen:
This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2(B) of Schedule 2.10 of that Credit Agreement, dated as of May 24, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among The AES Corporation, a Delaware corporation (the “Borrower”), Barclays Bank PLC, as Agent for the Bank Parties (the “Agent”) and each lender from time to time party thereto (collectively, the “Banks” and individually, a “Bank”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Pursuant to Section 2(B) of Schedule 2.10 of the Credit Agreement, the Borrower hereby offers to make a Discounted Loan Prepayment [to each Bank] [to each Bank of the [•, 20•]1 tranche[s] of the [ ]2 Loans] on the following terms:

1.    This Borrower Offer of Specified Discount Prepayment is available only [to each Bank] [to each Bank of the [•, 20•]3 tranche[s] of the [__]4 Loans].

2.    The aggregate principal amount of the Discounted Loan Prepayment that will be made in connection with this offer shall not exceed [$[•] of Loans] [$[•] of the [•, 20•]5 tranche[(s)] of the [__]6 Loans] (the “Specified Discount Prepayment Amount”).7

3.    The percentage discount to par value at which such Discounted Loan Prepayment will be made is [[•]% in respect of the Loans] [[•]% in respect of the [•, 20•]8 tranche[(s)] of the [ ]9 Loans] (the “Specified Discount”).

To accept this offer, you are required to submit to the Auction Agent a Specified Discount Prepayment Response by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2(B) of Schedule 2.10 of the Credit Agreement.

1    List multiple tranches if applicable.
2    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
3    List multiple tranches if applicable.
4    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
5    List multiple tranches if applicable.
6    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
7    Minimum of $10.0 million and whole increments of $1.0 million.
8    List multiple tranches if applicable.
9    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).

NYDOCS02/932613    I-1    AES - Form of Specified Discount Prepayment Notice
#89678476v4

The Borrower hereby represents and warrants to the Auction Agent and [the Banks][each Bank of the [•, 20•]10 tranche[s] of the [ ]11 Loans] as follows:

1.    [At least ten Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by a Borrower on the applicable Discounted Prepayment Effective Date.][At least three Business Days have passed since the date the Borrower was notified that no Bank was willing to accept any prepayment of any Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Bank.]12

2.    As of the date hereof and as of the date of any Discounted Prepayment Effective Date with respect to this Specified Discount Prepayment Notice, the Borrower (a) does not possess any information with respect to the Borrower or any of its Subsidiaries or the securities of any of them that (i) has not been disclosed by or on behalf of the Borrower or any of its Subsidiaries to the Banks generally prior to each such date and (ii) could be “material” as such term is used in the United States Federal and state securities laws, and (b) was not directed to deliver this Specified Discount Prepayment Notice in connection with a proposed Discounted Loan Prepayment by an Affiliate which had information of the type referred to in clause (a). The Borrower agrees that if on or prior to the Discounted Prepayment Effective Date with respect to this Specified Discount Prepayment Notice this representation and warranty will not be true and correct, it shall promptly notify each Bank that was notified by the Auction Agent as being scheduled to receive a Discounted Loan Prepayment in connection with this Specified Discount Prepayment Notice, and any such Bank may revoke its right to such Discounted Loan Prepayment within two Domestic Business Days of receiving such notification by the Borrower.

The Borrower acknowledges that the Auction Agent and the relevant Banks are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.

The Borrower requests that the Auction Agent promptly notify each Bank party to the Credit Agreement of this Specified Discount Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

10    List multiple tranches if applicable.
11    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
12    Insert applicable representation.

NYDOCS02/932613    I-2    AES - Form of Specified Discount Prepayment Notice
#89678476v4

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

THE AES CORPORATION

By:	Name:
Title:

Enclosure: Form of Specified Discount Prepayment Response

NYDOCS02/932613    I-3    AES - Form of Specified Discount Prepayment Notice
#89678476v4

EXHIBIT J

FORM OF SPECIFIED DISCOUNT PREPAYMENT RESPONSE

Date:    _, 20

To: Barclays Bank PLC, as Auction Agent Ladies and Gentlemen:
Reference is made to (a) that certain Credit Agreement, dated as of May 24, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among The AES Corporation, a Delaware corporation (the “Borrower”), Barclays Bank PLC, as Agent for the Bank Parties (the “Agent”) and each lender from time to time party thereto (collectively, the “Banks” and individually, a “Bank”), and (b) that certain Specified Discount Prepayment Notice, dated    , 20__, from the applicable Borrower (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

The undersigned Bank hereby gives you irrevocable notice, pursuant to Section 2(B) of Schedule 2.10 of the Credit Agreement, that it is willing to accept a prepayment of the following [Loans] [[•, 20•]1 tranche[s] of the [ ]2Loans - $[•]] held by such Bank at the Specified Discount in an aggregate outstanding amount as follows:

[Loans - $[•]]

[[•, 20•]3 tranche[s] of the [ ]4 Loans - $[•]]

The undersigned Bank hereby expressly and irrevocably consents and agrees to a prepayment of its [Loans][[•, 20•]5 tranche[s] the [ ]6 Loans] pursuant to Section 2(B) of Schedule 2.10 of the Credit Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

1    List multiple tranches if applicable.
2    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
3    List multiple tranches if applicable.
4    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).
5    List multiple tranches if applicable.
6    List applicable tranche(s) of Loans (e.g., Initial Term Loans, Incremental Term Loans or Other Term Loans).

NYDOCS02/932613    J-1    AES - Form of Specified Discount Prepayment Response
#89678476v4

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[NAME OF BANK]

By:	Name:
Title:

NYDOCS02/932613    J-2    AES - Form of Specified Discount Prepayment Response
#89678476v4

EXHIBIT K

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[Reserved]

NYDOCS02/932613    K-1    AES – Form of Administrative Questionnaire
#89678476v4

EXHIBIT L

FORM OF AMENDMENT TO COLLATERAL TRUST AGREEMENT

Dated as of [    ], 20[ ]

AMENDMENT NO. [ ] TO THE COLLATERAL TRUST AGREEMENT by and
among The AES Corporation, a Delaware corporation (the “Borrower”), AES International Holdings II, LTD., a British Virgin Islands company ( “AES International” and collectively with the Borrower, the “Grantors”), [MUFG Union Bank, N.A.][Successor Collateral Trustee], not in its individual capacity but solely as a corporate trustee, as successor to Wilmington Trust Company, not in its individual capacity but solely as corporate trustee (the “Corporate Trustee”), [    ] [Successor Individual Trustee], an individual residing in the State of [Delaware], as successor to Bruce L. Bisson, not in her individual capacity but solely as individual trustee (the “Individual Trustee”) and each of the party named on the signatory page hereto as a Representative under the Collateral Trust Agreement on the date hereof.

PRELIMINARY STATEMENTS:

1.The Borrower, the Corporate Trustee, the Individual Trustee and certain other parties from time to time party thereto entered into a Collateral Trust Agreement dated as of December 12, 2002 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Collateral Trust Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Collateral Trust Agreement.
2.The Borrower is party to that certain Credit Agreement, dated as of May 24, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing or in effect from time to time, the “Term Loan Agreement”), among the Borrower, Barclays Bank PLC, as Agent for the Bank Parties and each lender from time to time party thereto.
3.In connection with Section 5.16 of the Term Loan Agreement, the parties hereto have agreed to amend the Collateral Trust Agreement, on the terms and conditions hereinafter set forth herein.
1.    Amendments to Collateral Trust Agreement. The Collateral Trust Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:
Section 1.01 of the Collateral Trust Agreement is hereby amended by inserting the following definitions in their proper alphabetical order:

“Majority First Lien Secured Holders” means, at any time, lenders under the Credit Agreement and the Term Loan Agreement owed or holding at least a majority in interest of the then outstanding aggregate principal amount (based in the case of any Revolving Letter of Credit (as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) denominated in an Alternative Currency (as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) other than U.S. dollars, on the Dollar Equivalent (as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) thereof at such time) of the sum (without duplication) of (i) the aggregate principal amount of the loans outstanding under the Credit Agreement and the Term Loan Agreement at such time, (ii) the aggregate Revolving Letter of Credit Liabilities Outstanding (as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) at such time, (iii) the aggregate Unused Revolving Credit Loan Commitments (as

#89678476v4

defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) and (iv) the aggregate unused Term Loan Commitments (as defined in the Term Loan Agreement (as in effect on the date of signing of the Term Loan Agreement)) at such time; provided that (A) (x) the loans, Revolving Letter of Credit Liabilities and Unused Revolving Credit Loan Commitments (in each case as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) of any Defaulting Bank (as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) under the Credit Agreement and (y) the unused Term Loan Commitments (as defined in the Term Loan Agreement (as in effect on the date of signing of the Term Loan Agreement)) of any Defaulting Bank (as defined in the Term Loan Agreement (as in effect on the date of signing of the Term Loan Agreement)) under the Term Loan Agreement, in each case, shall be disregarded in the determination of the Majority First Lien Secured Holders, (B) during the occurrence and continuance of any uncured or unwaived default or event of default under the Credit Agreement (as in effect on the date of determination), Unused Revolving Credit Loan Commitments (as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) shall not be included in the determination of Majority First Lien Secured Holders and (C) during the occurrence and continuance of any uncured or unwaived default or event of default under the Term Loan Agreement (as in effect on the date of determination), unused Term Loan Commitments (as defined in the Term Loan Agreement (as in effect on the date of signing of the Term Loan Agreement)) shall not be included in the determination of Majority First Lien Secured Holders.

“Term Loan Agent” means Barclays Bank PLC, in its capacity as “Agent” under the Term Loan Agreement, or any successor “Agent” or “Agents” appointed pursuant to the terms of the Term Loan Agreement.

“Term Loan Agreement” means that certain Credit Agreement, dated as of May 24, 2017, among the Borrower, the lenders from time to time party thereto, Barclays Bank PLC, as agent and the other agents party thereto (as amended, restated, amended and restated, supplemented, refinanced or otherwise modified or in effect from time to time).

“Term Loan Lenders” means the Bank Parties under and as defined in the Term Loan Agreement.

“Term Loan Voting Period” means all times that the sum of (i) the aggregate principal amount of Revolving Credit Loans (as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) outstanding at such time plus (ii) the aggregate amount of Revolving Letter of Credit Liabilities (as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) outstanding at such time plus (iii) the aggregate amount of the Unused Revolving Credit Loan Commitments(as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) minus (iv) the loans, Revolving Letter of Credit Liabilities and Unused Revolving Credit Loan Commitments (in each case as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) of any Defaulting Bank (as defined in the Credit Agreement (as in effect on the date of signing of the Term Loan Agreement)) under the Credit Agreement at such time, is less than
$525,000,000.

The definition of “Collateral Trust Agreement Default” contained in Section 1.01 is hereby amended by:

(i)inserting the following sentence at the end thereof:

#89678476v4

“Notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of a Term Loan Voting Period, references in this definition of “Collateral Trust Agreement Default” to (i) “Lender Party” shall mean each of the Lender Parties or the Term Loan Agent and Term Loan Lenders under the Term Loan Agreement and
(ii)“Credit Agreement” shall mean the Credit Agreement or the Term Loan Agreement (other than with respect to the second instance of the term “Credit Agreement” contained therein).”

(ii)    inserting the following phrase immediately following the phrase “Section 6.01 of the Credit Agreement” included therein:

“or, upon the occurrence and during the continuance of a Term Loan Voting Period, an event of default described in clauses (a), (b), (d), (e) or (f) of the Term Loan Agreement”.

The definition of “Credit Agreement Defaulted Party” contained in Section 1.01 is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of a Term Loan Voting Period, the term Credit Agreement Defaulted Party shall mean the Agent or the Term Loan Agent, in each case, acting on written instructions approved by the Majority First Lien Secured Holders; provided that (x) the Agent shall so act in the event that a majority of the Majority First Lien Secured Holders are Lender Parties under the Credit Agreement and (y) the Term Loan Agent shall so act in the event that a majority of the Majority First Lien Secured Holders are Term Loan Lenders under the Term Loan Agreement.”

The definition of “Required Representative(s)” contained in Section 1.01 is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of a Term Loan Voting Period, (i) references in the definition of Required Representative to (A) “Lender Party” shall mean each of the Lender Parties and the Term Loan Agent and Term Loan Lenders under the Term Loan Agreement, (B) “Credit Agreement” shall mean the Credit Agreement or the Term Loan Agreement and (C) “Required Banks” shall mean the Majority First Lien Secured Holders, and (ii) any action set forth herein to be taken by the Agent, when acting in its capacity as Required Representative hereunder, may be taken by the Agent or the Term Loan Agent, in each case, upon the written instructions approved by the Majority First Lien Secured Holders; provided that (x) the Agent shall so act in the event that a majority of the Majority First Lien Secured Holders are Lenders under the Credit Agreement and (y) the Term Loan Agent shall so act in the event that a majority of the Majority First Lien Secured Holders are Term Loan Lenders under the Term Loan Agreement; provided further that notice from the Agent to the effect that no Secured Obligations remain outstanding with respect to any Lender Party under the Credit Agreement shall be separately provided by the Agent with respect to the Credit Agreement and the Term Loan Agent with respect to the Term Loan Agreement in order for such notice to become effective.”

Section 4.01 of the Collateral Trust Agreement is hereby amended by adding the following sentence at the end thereof:

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“Notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of a Term Loan Voting Period, (i) references to the “Credit Agreement” in this Section 4.01 shall mean the Credit Agreement or the Term Loan Agreement,
(ii) references to the “Lender Party” shall mean the Lender Parties or the Term Loan Agent and the Term Loan Lenders under the Term Loan Agreement.”

follows:

A new Article X shall be inserted immediately following the end of Article IX thereof, as

“ARTICLE X    AS TO THE AGENT AND TERM LOAN AGENT

The Term Loan Agent (as agent on behalf of the Banks (as defined in the Term Loan Agreement) and not individually) agrees to indemnify the Agent and hold the Agent harmless from and against, any and all liabilities, losses, claims, damages and related costs and expenses of any kind, which may be incurred by the Agent in connection with any investigative, administrative or judicial proceeding brought or threatened relating to or arising out of any actions taken by the Agent at the direction of the Majority First Lien Secured Holders pursuant to the terms hereof; provided that the Agent shall not have the right to be indemnified hereunder for the Agent’s own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. The Agent (as agent on behalf of the Lender Parties and not individually) agrees to indemnify the Term Loan Agent and hold the Term Loan Agent harmless from and against, any and all liabilities, losses, claims, damages and related costs and expenses of any kind, which may be incurred by the Term Loan Agent in connection with any investigative, administrative or judicial proceeding brought or threatened relating to or arising out of any actions taken by the Term Loan Agent at the direction of the Majority First Lien Secured Holders pursuant to the terms hereof; provided that the Term Loan Agent shall not have the right to be indemnified hereunder for the Term Loan Agent’s own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and non- appealable judgment. In no event shall the Agent or the Term Loan Agent be liable (whether direct or indirect, in contract or tort or otherwise) to the Term Loan Agent or the Agent, respectively, or any of their respective affiliates, equityholders, directors, officers, agents or employees for any indirect, special, incidental, consequential or punitive damages relating to or arising out of any action taken by the Agent or the Term Loan Agent, respectively, at the direction of the Majority First Lien Secured Holders pursuant to the terms hereof.

2.    Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when:

(i)the Corporate Trustee shall have received counterparts of this Amendment executed by the Corporate Trustee, the Individual Trustee and each Representative existing on the date hereof. This Amendment is subject to the provisions of Section 9.01 of the Collateral Trust Agreement; and

(ii)the Corporate Trustee shall have received a certificate of an Authorized Officer of each Grantor to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Applicable Agreements.

3.    Reference to and Effect on the Collateral Trust Agreement.(i) On and after the effectiveness of this Amendment, each reference in the Collateral Trust
Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Collateral Trust Agreement, and each reference in each of the other Financing Documents to “the Collateral Trust

#89678476v4

Agreement”, “thereunder”, “thereof” or words of like import referring to the Collateral Trust Agreement, shall mean and be a reference to the Collateral Trust Agreement, as amended by this Amendment.

(ii)The terms of this Amendment shall be binding upon any successor to the Agent that may be appointed from time to time pursuant to the Credit Agreement.

(iii)The Collateral Trust Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(iv)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the any of the Financing Documents.

4.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

5.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature pages follow]

#89678476v4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[MUFG UNION BANK, N.A.][Successor
Corporate Trustee] not in its individual capacity, but solely as Corporate Trustee

By	Name:

Title:

[	] [Successor Individual Trustee], not in her individual capacity, but solely as Individual Trustee

By	Name:

Title:

#89678476v4

1-	AES - Form of Amendment to Collateral Trust Agreement

THE AES CORPORATION,

a Delaware corporation, as grantor

By	Name:

Title:

AES INTERNATIONAL HOLDINGS II, LTD.,

a British Virgin Islands company, as grantor

By	Name:

Title:

#89678476v4

2-	AES - Form of Amendment to Collateral Trust Agreement

[    ],
as Representative for [    ]

By	Name:

Title:

[    ],
as Representative for [    ]

By	Name:

Title:

#89678476v4

3-	AES - Form of Amendment to Collateral Trust Agreement